                                                                    Exhibit 10.1


                                MASTER AGREEMENT





                                 BY AND BETWEEN





                        FIDELITY NATIONAL FINANCIAL, INC.





                                       AND





                  FIDELITY NATIONAL INFORMATION SERVICES, INC.





                      DATED AS OF ___________________, 2004

                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS.................................................       2

Section 1.1 General.....................................................       2
Section 1.2 Interpretation..............................................      14

ARTICLE 2.           CONTRIBUTION AND ASSUMPTION........................      14

Section 2.1 Contribution of Transferred Assets..........................      14
Section 2.2 Assumption of Transferred Liabilities.......................      14
Section 2.3 Plan and Structure..........................................      15
Section 2.4 Effective Date; Deliveries..................................      15
Section 2.5 No Representations or Warranties............................      16
Section 2.6 Transfers Not Effected On the Effective Date................      16
Section 2.7 Shared Contracts............................................      17
Section 2.8 Inter-Group Indebtedness....................................      18

ARTICLE 3.  THE IPO.....................................................      18

Section 3.1 Transactions Prior to the IPO...............................      18
Section 3.2 Conditions Precedent to Consummation of the IPO.............      19

ARTICLE 4.  THE DISTRIBUTION............................................      19

Section 4.1 The Distribution............................................      19
Section 4.2 Actions Prior to the Distribution...........................      20
Section 4.3 Conditions to Distribution..................................      20
Section 4.4 Certain Stockholder Matters.................................      21

ARTICLE 5.  FINANCIAL AND OTHER COVENANTS...............................      22

Section 5.1 Financial and Other Information.............................      22
Section 5.2 Other Covenants.............................................      29

ARTICLE 6.  ACCESS TO INFORMATION.......................................      31

Section 6.1 Restrictions on Disclosure of Information...................      31
Section 6.2 Legally Required Disclosure of Information..................      31
Section 6.3 Access to Information.......................................      32
Section 6.4 Record Retention............................................      33
Section 6.5 Production of Witnesses.....................................      33
Section 6.6 Reimbursement...............................................      33
Section 6.7 Other Agreements Regarding Access to Information............      34
Section 6.8 Acquisition by Another Person...............................      34

ARTICLE 7.  ADDITIONAL COVENANTS AND OTHER MATTERS......................      34

Section 7.1 Further Assurances..........................................      34
Section 7.2 Performance.................................................      35
Section 7.3 Insurance Matters...........................................      35
Section 7.4 FIS Release.................................................      37


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
Section 7.5 FNF Release.................................................      37
Section 7.6 Approval by Disinterested Directors.........................      38
Section 7.7 Right of First Refusal......................................      38

ARTICLE 8.  INDEMNIFICATION.............................................      40

Section 8.1 Indemnification by FIS Group................................      40
Section 8.2 Indemnification by FNF Group................................      41
Section 8.3 Claim Procedure.............................................      42
Section 8.4 Limitations.................................................      44

ARTICLE 9.  MISCELLANEOUS...............................................      46

Section 9.1 Governing Law...............................................      46
Section 9.2 Jurisdiction................................................      46
Section 9.3 Dispute Resolution..........................................      46
Section 9.4 Notices.....................................................      48
Section 9.5 Binding Effect and Assignment...............................      49
Section 9.6 Severability................................................      49
Section 9.7 Entire Agreement............................................      49
Section 9.8 Counterparts................................................      49
Section 9.9 Expenses....................................................      50
Section 9.10 Amendment..................................................      50
Section 9.11 Waiver.....................................................      50
Section 9.12 Authority..................................................      50
Section 9.13 Construction of Agreement..................................      51
Section 9.14 Term and Termination.......................................      52
Section 9.15 Limitation on Damages......................................      52

                                    EXHIBITS

Schedule 1     LSI Business Entities

Schedule 2.3 Part I: Plan and Structure for Contribution of Transferred Assets and Assumption of Transferred Liabilities

               Part II: List of Companies to Be Contributed to the FIS Group

Exhibit A      Transition Services Agreement
Exhibit B      Registration Rights Agreement
Exhibit C      Tax Disaffiliation Agreement
Exhibit D      Form of Software License Agreement
Exhibit E      Intellectual Property Cross License Agreement
Exhibit F      Form of CTIC Issuing Agency Agreement
Exhibit G      Form of FNTIC Issuing Agency Agreement
Exhibit H      Form of Title Plant Maintenance Agreement
Exhibit I      Title Plant Access Agreement
Exhibit J      Employee Matters Agreement
Exhibit K      Lease Agreement
Exhibit L      Reverse Transition Services Agreement
Exhibit M      FNF Starter Repository Access Agreement
Exhibit N      Cross Conveyance and Joint Ownership Agreement
Exhibit O      Joint Software Development Agreement
Exhibit P      SoftPro Software License Agreement

      This Master Agreement (this "Agreement") is entered into as of __________, 2004, by and between Fidelity National Financial, Inc., a Delaware corporation ("FNF"), and Fidelity National Information Services, Inc., a Delaware corporation and a subsidiary of FNF ("FIS").


                                    RECITALS

      WHEREAS, the Board of Directors of FNF has determined that it is in the best interests of FNF and its stockholders to separate the Transferred Business from FNF, pursuant to the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, in connection with the separation of the Transferred Business from FNF, FNF desires to contribute, and to cause certain of its Subsidiaries to contribute, certain Assets and Liabilities associated with the Transferred Business, including the stock or other equity interests of certain of FNF's Subsidiaries, to FIS and certain of FIS' Subsidiaries (collectively, the "Contribution");

      WHEREAS, FIS intends to offer and sell for its own account a limited number of shares of FIS Common Stock pursuant to an initial public offering of such shares (the "IPO"), and in furtherance thereof, FIS has previously filed the initial IPO Registration Statement with the SEC which has not yet become effective;

      WHEREAS, FNF currently intends to distribute, at some time after the IPO, to holders of shares of FNF Common Stock all the outstanding shares of FIS Common Stock then owned by FNF (the "Distribution");

      WHEREAS, FNF and FIS intend that the contribution of Assets by FNF to FIS pursuant to Section 2.1 of this Agreement and the Distribution, taken together, will qualify as a reorganization for U.S. federal income tax purposes pursuant to which no gain or loss will be recognized by FNF or its stockholders under
Section 355, 361(b)(3), 368(a)(1)(D) and related provisions of the Code, and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

      WHEREAS, the parties intend in this Agreement and the Ancillary Agreements to set forth the principal arrangements between them regarding the Contribution, the IPO and the Distribution.

      NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE 1. DEFINITIONS



Section 1.1 General.


      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Access" has the meaning set forth in Section 6.3.

      "Action" means any demand, action, lawsuit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

      "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that, for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

      "Agreement" has the meaning given in the Preamble.

      "Ancillary Agreements" means each of the CTIC Issuing Agency Agreements, the FNTIC Issuing Agency Agreements, the Employee Matters Agreement, the Software License Agreements, the Intellectual Property Cross License Agreement, the Lease Agreement, the Registration Rights Agreement, the Tax Disaffiliation Agreement, the Title Plant Access Agreement, the Title Plant Maintenance Agreements, the Transition Services Agreement, the Reverse Transition Services Agreement, the FNF Starter Repository Access Agreement, the Cross Conveyance and Joint Ownership Agreement, the SoftPro Software License Agreement and the Joint Software Development Agreement, including any exhibits, schedules, attachments, tables or other appendices thereto, and each other agreement and other instrument contemplated herein or therein, all as may be amended from time to time.

      "Annual Financial Statements" has the meaning set forth in Section 5.1(a)(v).

      "Applicable Period" has the meaning set forth in Section 7.7(a).

      "Assets" means any and all assets, properties and rights (including goodwill) of every kind, nature and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, whether now existing or hereafter acquired, wheresoever situated, and in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including, without limitation, the following: (1) all cash, cash equivalents, notes, accounts receivable, notes receivable and mortgages receivable (whether current or non-current); (2) all interests in any capital stock or other equity interests, all rights as a partner or joint venturer or participant, certificates of deposit, banker's acceptances, bonds, notes, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, utility deposits, transferable shares, investment contracts, voting-trust certificates, fractional undivided interests in oil, gas or other mineral rights, all loans, advances or other extension of credit or capital contributions, and all puts, calls, straddles, warrants, options and other similar rights, and other securities of any kind; (3) all Intellectual Property Rights; (4) all rights, title and interests in, to and under leases, subleases, contracts, licenses, permits, registrations, certifications, distribution arrangements, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products, other sales and purchase agreements, confidentiality agreements, and other agreements and business arrangements; (5) all rights, title and interests in, to and under Real Property; (6) all leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies, furniture and furnishings; (7) all fixtures, machinery, equipment, tools, other inventories of supplies and spare parts, automobiles, other vehicles and transportation equipment, furniture and office equipment, office supplies, production supplies, spare parts, other miscellaneous supplies, models, prototypes, test devices and other tangible assets or properties of any kind; (8) all apparatus, computers and other electronic data processing and computer equipment and all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions; (9) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties; (10) all raw materials, parts, work-in-process, supplies, finished goods, consigned goods, products and other inventories; (11) all deposits, letters of credit, performance and surety bonds, prepayments and prepaid or advanced payments and expenses, trade accounts and other accounts and notes receivable; (12) all rights to causes of action, lawsuits, judgments, claims, choses in action, all rights under express or implied warranties, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers, all rights of recovery and all rights of setoff of any kind and demands of any nature, in each case whether mature, contingent or otherwise, whether in tort, contract or otherwise, whether arising by way of counterclaim or otherwise; (13) all rights to receive mail, payments on accounts receivable and other communications; (14) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution; (15) all accounting and other files, records and data, including schematics, books, manuals, technical information and engineering data, programming information, computerized data, books of account, ledgers, employment records, lists and files relating to customers, vendors, suppliers and agents, quality records and reports, research records, cost information, pricing data, market surveys and marketing know-how, mailing lists, purchase and sale records and correspondence, advertising and marketing records, of every kind, whether on paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form; (16) all goodwill as a going concern and other intangible properties; (17) all rights under employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (18) all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with or issued by, any Governmental Authority in any jurisdiction, and all pending applications therefor.

      "Business" means the Transferred Business or the FNF Business, as the context requires.

      "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions are authorized or required by law or regulation to close in Jacksonville, Florida or New York, New York.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

      "Claim Notice" has the meaning set forth in Section 8.3(a).

      "Claimed Amount" has the meaning set forth in Section 8.3(a).

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

      "Contribution" has the meaning given in the Recitals.

      "Controlling Party" has the meaning set forth in Section 8.3(d)(ii).

      "Cross Conveyance and Joint Ownership Agreement" means that certain Cross Conveyance and Joint Ownership Agreement entered into by and between LSI Title Company and Rocky Mountain Support Services, substantially in the form of EXHIBIT N, as such Cross Conveyance and Joint Ownership Agreement may be amended from time to time.

      "CTIC Issuing Agency Agreements" means each of the CTIC Issuing Agency Agreements entered into by and between Chicago Title Insurance Company and certain FIS Affiliates, each substantially in the form of EXHIBIT F, as such CTIC Issuing Agency Agreements may be amended from time to time.

      "Damages" means all losses, claims, demands, damages, Liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, obligations, liens, forfeitures, settlements, payments, costs, fees or expenses (including reasonable attorneys' fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action), of any nature or kind, whether or not the same would properly be reflected on a balance sheet, but excluding any special, indirect, incidental, punitive or consequential damages whatsoever, including, without limitation, damages for lost profits and lost business opportunities.

      "Disclosing Party" has the meaning set forth in Section 6.2.

      "Dispute" has the meaning set forth in Section 9.3(a).

      "Distribution" has the meaning set forth in the Recitals.

      "Distribution Agent" has the meaning set forth in Section 4.4(a).

      "Distribution Date" means the date as of which the Distribution shall be effected, to be determined by, or under the authority of, the Board of Directors of FNF consistent with this Agreement.

      "Effective Date" means _______________, 2004, except to the extent that any particular transfer or transaction to which the Effective Date relates requires any prior approval of, or prior notice to, any Governmental Authority, in which event the Effective Date, solely for purposes of such transfer or transaction, shall be the Business Day immediately following the receipt of such approval or the expiration of the notice period applicable thereto.

      "Employee Matters Agreement" means that certain Employee Matters Agreement entered into by and between FNF and FIS, substantially in the form of EXHIBIT J, as such Employee Matters Agreement may be amended from time to time.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

      "Financial Statements" means the Annual Financial Statements and Quarterly Financial Statements collectively.

      "FNTIC Issuing Agency Agreements" means each of the FNTIC Issuing Agency Agreements entered into by and between Fidelity National Title Insurance Company and certain FIS Affiliates, each substantially in the form of EXHIBIT F, as such FNTIC Issuing Agency Agreements may be amended from time to time.

      "FIS" has the meaning given in the Preamble.

      "FIS Capital Stock" means all classes or series of capital stock of FIS, including the FIS Common Stock, and all options, warrants and other rights to acquire such capital stock.

      "FIS Common Stock" means the common stock, $0.0001 par value per share, of FIS.

      "FIS Group" means FIS, the FIS Subsidiaries and each Person that FIS directly or indirectly controls (within the meaning of the Securities Act) immediately after the Effective Date, and each other Person that becomes an Affiliate of FIS after the Effective Date.

      "FIS Indebtedness" means liabilities (whether long-term or short-term) for borrowed money (including capitalized leases) of the FIS Group collectively, as determined for purposes of its Financial Statements prepared in accordance with GAAP.

      "FIS Indemnified Parties" has the meaning set forth in Section 8.2.

      "FIS Indemnitees" means FIS, each Affiliate of FIS and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

      "FIS Public Filings" has the meaning set forth in Section 5.1(a)(viii).

      "FIS Released Claims" has the meaning set forth in Section 7.4.

      "FIS Shared Contract" means any Contract included in the Transferred Assets relating in part to the Transferred Business and in part to the FNF Business.

      "FIS Subsidiaries" means all direct and indirect Subsidiaries of FIS.

      "FIS Third Party" means any Person other than a member of the FIS Group or the FNF Group.

      "FIS Transfer Agent" means the transfer agent and registrar for the FIS Common Stock.

      "FIS Voting Stock" has the meaning set forth in Section 5.2.

      "FIS' Auditors" has the meaning set forth in Section 5.1(b)(i).

      "FNF" has the meaning set forth in the preamble.

      "FNF Annual Statements" has the meaning set forth in Section 5.1(b)(ii).

      "FNF Business" means the businesses or operations of the FNF Group other than the Transferred Business.

      "FNF Common Stock" means the common stock, par value $0.0001 per share, of FNF.

      "FNF Disclosure Portions" means all material set forth in, or incorporated by reference into, the IPO Registration Statement to the extent relating exclusively to (i) the FNF Group, (ii) the FNF Business, (iii) FNF's intentions with respect to the Distribution, or (iv) the terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution.

      "FNF Group" means FNF, the FNF Subsidiaries and each Person that is an Affiliate of FNF (other than any member of the FIS Group) immediately after the Effective Date, and each other Person that becomes an Affiliate of FNF after the Effective Date.

      "FNF Indemnified Parties" has the meaning set forth in Section 8.1.

      "FNF Public Filings" has the meaning set forth in Section 5.1(a)(xii).

      "FNF Released Claims" has the meaning set forth in Section 7.5.

      "FNF Shared Contract" means any Contract relating in part to the Transferred Business not included in the Transferred Assets.

      "FNF Starter Repository Access Agreement" means that certain FNF Starter Repository Access Agreement to be entered into between FNF and FIS, substantially in the form of EXHIBIT M, as such FNF Starter Repository Access Agreement may be amended from time to time.

      "FNF Subsidiaries" means all direct and indirect Subsidiaries of FNF.

      "FNF's Auditors" has the meaning set forth in Section 5.1(b)(ii).

      "GAAP" means U.S. generally accepted accounting principles, consistently applied.

      "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, licenses, permits or authorizations to be obtained from, any Governmental Authority, and any financial instruments or assurances required to be maintained in connection with such Governmental Approvals.

      "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, or any other regulatory, administrative or governmental authority, including the NYSE.

      "Group" means either the FNF Group or the FIS Group, as the context requires.

      "Indemnifiable Losses" means all Damages suffered (and not actually reimbursed by insurance proceeds) by an Indemnitee, including any reasonable out-of-pocket fees, costs or expenses of enforcing any indemnity hereunder; provided that "Indemnifiable Losses" shall not include: (i) any special, indirect, incidental, punitive or consequential damages whatsoever of any Indemnitee, including, without limitation, damages for lost profits and lost business opportunities, arising in connection with any Action other than any Action by any Person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or an Affiliate or Subsidiary of such a party; or (ii) any such Damages caused by, resulting from or arising out of the gross negligence, willful misconduct or fraud of such Indemnitee.

      "Indemnified Party" has the meaning set forth in Section 8.3(a).

      "Indemnifying Party" has the meaning set forth in Section 8.3(a).

      "Indemnifying Party" means a Person who or which is obligated under this Agreement to provide indemnification.

      "Indemnitee" means a Person who or which may seek indemnification under this Agreement.

      "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to or in respect of an Indemnitee pursuant to Article IV.

      "Independent Offeror" means a Person who is not directly or indirectly controlling, controlled by, or under common control with any member of either the FIS Group or the FNF Group, and is not an Affiliate of either the FIS Group or the FNF Group.

      "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, methodologies, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, provided, however, that "Information" shall not be deemed to include information in the unaided memory of any individual.

      "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

      "Intellectual Property Cross License Agreement" means that certain Intellectual Property Cross License Agreement entered into by and between FNF and FIS, substantially in the form of EXHIBIT E, as such Intellectual Property Cross License Agreement may be amended from time to time.

      "Intellectual Property Rights" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivation, and combinations thereof and including all goodwill associated therewith ("Marks"), including registered and unregistered Marks and all applications, registrations, and renewals in connection with the Marks; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, all computer software (including data and related documentation), all websites as well as supporting HTML coding and source code, all mask works and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential information, including ideas, research and development, know-how, methodologies, proprietary processes and formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals; (e) any income, royalties and payments which accrue as of the IPO Closing or thereafter with respect to any of the foregoing items, including payments for past, present or future infringements or misappropriation thereof, the right to sue and recover for past infringements or misappropriation thereof; (f) any goodwill associated with any of the foregoing; (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Intended Transferee" has the meaning set forth in Section 2.6(b).

      "Intended Transferor" has the meaning set forth in Section 2.6(b).

      "Inter-Group Indebtedness" means indebtedness for borrowed funds between a member of the FNF Group and a member of the FIS Group other than the $40,000,000 borrowing made in connection with the acquisition of Geotrac, Inc. on July 2, 2004.

      "IPO" has the meaning given in the Recitals.

      "IPO Registration Statement" means the registration statement on Form S-1 (SEC Registration Number 333-115870) as filed by FIS with the SEC in connection with the IPO, together with all amendments and supplements thereto.

      "IPO Settlement Date" means the date on which the First Time of Delivery (as defined in the Underwriting Agreement) occurs.

      "IRS" means the United States Internal Revenue Service.

      "Joint Software Development Agreement" means that certain Joint Software Development Agreement to be entered into by and between Rocky Mountain Support Services, Inc. and Property Insight, LLC, substantially in the form of EXHIBIT O, as such Joint Software Development Agreement may be amended from time to time.

      "Lease Agreement" means that certain Lease Agreement to be entered into by and between Fidelity Information Services, Inc. and FNF, substantially in the form of EXHIBIT K, as such Lease Agreement may be amended from time to time.

      "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, lawsuits, damages, obligations, payments, costs, fees and expenses, sums of money, bonds, indemnities and similar obligations, covenants, contracts, controversies, agreements, promises, omissions, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs, fees and expenses of demands, assessments, judgments, settlements and compromises relating thereto and out-of-pocket attorneys' costs, fees and expenses and any and all costs and expenses incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

      "Losses" means losses, Liabilities, damages, claims, demands, judgments, fines, penalties, obligations, payments, costs, fees, expenses, Actions or settlements of any nature or kind, including all reasonable out-of-pocket costs, fees and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto.

      "LSI Business" means the business conducted by the entities identified in
SCHEDULE 1, relating primarily to the provision of providing certain appraisal, title and closing services to residential mortgage originators, originators; provided that as used herein such term is limited solely to the extent and scope of such operations as in effect on the Effective Date.

      "Non-controlling Party" has the meaning set forth in Section 8.3(d)(ii).

      "NYSE" means the New York Stock Exchange, Inc.

      "Offer" has the meaning set forth in Section 7.7(b).

      "Offer Notice" has the meaning set forth in Section 7.7(b).

      "Ordinary Course of Business" means the ordinary course of the Transferred Business as conducted by FNF and its Subsidiaries prior to the Effective Date consistent with historical custom and practice during normal day-to-day operations and not requiring any special authorization of any nature.

      "Owning Party" has the meaning set forth in Section 6.2.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

      "PI Business" means the business of management of certain title plant assets of certain members of the FNF Group pursuant to the Title Plant Maintenance Agreements and the Title Plant Access Agreement, and the title plant management services provided by PI, and access to the title plants sold by PI, to other FIS Third Party customers.

      "PI" means Property Insight, LLC, a subsidiary of FIS.

      "Possessor" has the meaning set forth in Section 6.3.

      "Prohibited Act" has the meaning set forth in Section 2.2.

      "Quarterly Financial Statements" has the meaning set forth in Section 5.1(a)(iv).

      "Real Property" means real property of whatever nature, including all easements and rights of way, servitudes, leases, subleases, permits, licenses, options and other real property rights and interests, as an owner, mortgagee or holder of a security interest in real property, lessor, sublessor, lessee, sublessee or otherwise, and all rights, title and interests in and to all buildings, fixtures and improvements thereon.

      "Record Date" means the close of business on the date to be determined by FNF's Board of Directors as the record date for determining the stockholders of FNF entitled to receive shares of FIS Common Stock pursuant to the Distribution.

      "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between FNF and FIS prior to the IPO, as attached hereto as EXHIBIT B, as such Registration Rights Agreement may be amended from time to time.

      "Regulation S-K" means Regulation S-K of the General Rules and Regulations promulgated by the SEC pursuant to the Securities Act.

      "Regulation S-X" means Regulation S-X of the General Rules and Regulations promulgated by the SEC pursuant to the Securities Act.

      "Representatives" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

      "Requestor" has the meaning set forth in Section 6.3.

      "Retention Period" has the meaning set forth in Section 6.4.

      "Reverse Transition Services Agreement" means that certain Reverse Transition Services Agreement to be entered into by and between FNF and FIS, substantially in the form of EXHIBIT L, as such Reverse Transition Services Agreement may be amended from time to time.

      "SEC" means the United States Securities and Exchange Commission, or any successor agency.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder.

      "SoftPro Software License Agreement" means that certain Software License Agreement to be entered into between FNIS SoftPro, a division of Fidelity National Information Solutions, Inc. and FNF, substantially in the form of EXHIBIT P, as such SoftPro Software License Agreement many be modified from time to time.

      "Software License Agreements" means each of the Software License Agreements to be entered into by and between certain members of the FNF Group on the one hand and certain members of the FIS Group on the other hand, each substantially in the form of EXHIBIT D, as such Software License Agreements may each be amended from time to time.

      "Steering Committee" has the meaning set forth in Section 9.3(a)(i).

      "Subsidiary" means with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body; provided, however, that unless the context otherwise requires, references to Subsidiaries of FNF will not include the entities that will be transferred to FIS or other members of the FIS Group pursuant to this Agreement, whether the transfer of such entities occurs prior to or after the Effective Date.

      "Tax Advisor" means a United States tax counsel or accountant of recognized national standing.

      "Tax Control" means the definition of "control" set forth in Section 368(c) of the Code.

      "Tax Disaffiliation Agreement" means that certain Tax Disaffiliation Agreement entered by and between FNF and FIS, substantially in the form of EXHIBIT C, as such Tax Disaffiliation Agreement may be amended from time to time.

      "Tax" and "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

      "Tax-Free Status" means the qualification of the contributions set forth herein and the Distribution, taken together, (a) as a reorganization described in Sections 355(a) and 368(a)(1)(D) of the Code, (b) as a transaction in which the stock distributed thereby is "qualified property" for purposes of Sections 355(d), 355(e) and 361(c) of the Code and (c) as a transaction in which FNF, FIS and the shareholders of FNF recognize no income or gain for U.S. federal income tax purposes pursuant to Sections 355, 361 and 1032 of the Code, other than, in the case of FNF and FIS, intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code.

      "Term" has the meaning set forth in Section 9.14.

      "Third-Party Claim" has the meaning set forth in Section 8.3(d)(i).

      "Title Plant Access Agreement" means that certain Title Plant Access Agreement to be entered into by and between PI and Rocky Mountain Support Services, Inc., a Subsidiary of FNF, substantially in the form of EXHIBIT I, as such Title Plant Access Agreement may be amended from time to time.

      "Title Plant Maintenance Agreements" means the two Title Plant Maintenance Agreements, to be entered into by and between PI and certain Subsidiaries of FNF, substantially in the form of EXHIBIT H, as such Title Plant Maintenance Agreements may be amended from time to time.

      "Transfer" means (i) when used as a verb, the act of selling, giving, transferring, assigning, conveying or otherwise disposing of and (ii) when used as a noun, any sale, gift, transfer, assignment, conveyance or other disposition.

      "Transferred Assets" means all of the FNF Group's right, title and interest in and to: (i) any and all Assets of FNF and its Subsidiaries that are used or held for use in the Transferred Business; and (ii) any and all Assets that are expressly listed, scheduled or otherwise clearly described in any Ancillary Agreement as Assets to be transferred to FIS or any other member of the FIS Group, except to the extent limited in any of the Ancillary Agreement.

      "Transferred Business" means the financial institution processing and outsourcing business, lender services business, default management business and real estate related services businesses conducted in each case by the entities to be contributed to FIS as set forth in Part II of Schedule 2.3 (including, for purposes of this definition, any member of the FIS Group) prior to the Effective Date.

      "Transferred Liabilities" means (i) any and all Liabilities to the extent arising out of or relating to the operation of the Transferred Business or the Transferred Assets, in each case whether such Liabilities arise or accrue prior to, on or after the Effective Date (other than Tax-related Liabilities which are specifically retained by FNF under the Tax Disaffiliation Agreement and employee-related Liabilities which are specifically retained by FNF under the Employee Matters Agreement); (ii) any and all Liabilities that are expressly listed, scheduled or otherwise described in any Ancillary Agreement as Liabilities to be assumed by FIS or any member of the FIS Group; and (iii) all obligations of the FIS Group under or pursuant to this Agreement, any Ancillary Agreement or any other instrument entered into in connection herewith or therewith; provided, however, that "Transferred Liabilities" shall not include any Liabilities to the extent arising out of or relating to the operation of any FNF Business or any Prohibited Act related to any FNF Business, in either case whether such Liabilities arise or accrue prior to, on or after the Effective Date.

      "Transition Services Agreement" means that certain Transition Services Agreement to be entered into by and between FNF and FIS, substantially in the form of EXHIBIT A, as such Transition Services Agreement may be amended from time to time.

      "Underwriters" means the managing underwriters for the IPO as described in the IPO Registration Statement.

      "Underwriting Agreement" means that certain Underwriting Agreement, FIS, FNF and the Underwriters relating to the IPO, as amended from time to time.

Section 1.2 Interpretation.

      (a) For purposes of this Agreement (including all exhibits, schedules and amendments), unless the context otherwise requires, (i) all terms defined herein include the plural as well as the singular, the masculine, feminine or neuter gender shall be deemed to include the others whenever the context so requires,
(ii) all accounting terms used herein but not otherwise defined herein shall have the meaning given to them under GAAP, and (iii) references to any Person include successors of such Person by consolidation and merger and transferees of all or substantially all its assets (provided that such successor has duly assumed in writing all such Person's obligations, if any, hereunder and under all agreements to which such predecessor is a party).

      (b) Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import refer to this Agreement, unless the context requires otherwise.

      (c) References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, amended or extended in accordance with its terms.

      (d) All references in this Agreement to times of the day shall be to the city of Jacksonville, Florida time.

                     ARTICLE 2. CONTRIBUTION AND ASSUMPTION

Section 2.1 Contribution of Transferred Assets.

      Unless otherwise provided in this Agreement or in any Ancillary Agreement, on the Effective Date, FNF will (and FNF will cause its applicable Subsidiaries to) Transfer to FIS and its applicable Subsidiaries, and FIS will (and FIS will cause its applicable Subsidiaries to) receive and accept from FNF and its applicable Subsidiaries, all of FNF's and its applicable Subsidiaries' right, title and interest in and to the Transferred Assets, except to the extent that any particular transfer of Transferred Assets requires any prior Governmental Approval, in which event such Transferred Assets shall be Transferred by FNF (or its applicable Subsidiaries, as the case may be) on the Business Day immediately following the receipt of such Governmental Approval or the expiration of the notice period applicable thereto. Such Transfers will be effective at such times as provided in each respective Ancillary Agreement and will be subject to the terms and conditions of this Agreement and any applicable Ancillary Agreement. The parties agree to expeditiously pursue all applicable Governmental Approvals required in connection with the Transfer of the Transferred Assets.

Section 2.2 Assumption of Transferred Liabilities.

      Unless otherwise provided in this Agreement or in any Ancillary Agreement, on the Effective Date, FIS will (and FIS will cause its applicable Subsidiaries to) assume, and on a timely basis pay, perform, satisfy and discharge the Transferred Liabilities in accordance with their respective terms, except to the extent that any particular Transferred Liabilities relate, in the mutual determination of the parties, solely to Transferred Assets the transfer of which requires any prior approval of, or prior notice to, any Governmental Authority, in which event such Transferred Liabilities shall be assumed by FIS (or its applicable Subsidiaries, as the case may be) on the date on which such Transferred Assets are transferred to FIS (or its applicable Subsidiaries, as the case may be) pursuant to Section 2.1, provided, however, that FIS shall not be obligated to timely pay, perform, satisfy or discharge a Transferred Liability the amount or terms of which are the subject of a good faith dispute between FIS and the applicable payee or other party, and FIS shall pay, perform, satisfy or discharge such Transferred Liability in accordance with any settlement of such dispute. FIS and its applicable Subsidiaries will be responsible for all Transferred Liabilities, regardless of (a) when or where such Liabilities arose or arise, (b) whether the facts on which they are based occurred on, prior to or subsequent to the Effective Date, (c) where or against whom such Liabilities are asserted or determined, (d) whether asserted or determined on, prior to or subsequent to the Effective Date, or (e) whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation (each, a "Prohibited Act") by any member of the FNF Group with respect to the Transferred Business, but not the FNF Business, the FIS Group with respect to the Transferred Business, but not the FNF Business, or any of their respective past or present Representatives with respect to the Transferred Business; provided, however, that this clause 2.2(e) will not limit FIS' right to make a claim against a FNF Group member for Damages suffered by it to the extent that such Damages are a direct result of a Prohibited Act committed by a FNF Group member; provided, further, that, to the extent applicable, FIS' right to make such a claim may otherwise be limited in any Ancillary Agreement. Such assumptions of Transferred Liabilities will be effective at such times as provided in each respective Ancillary Agreement and will be subject to the terms and conditions of this Agreement and any applicable Ancillary Agreement. The parties agree to expeditiously pursue all applicable Governmental Approvals in connection with the assumption of the Transferred Liabilities.

Section 2.3 Plan and Structure.

      The contribution of the Transferred Assets pursuant to Section 2.1 and the assumption of the Transferred Liabilities pursuant to Section 2.2 shall each occur in accordance with the plan and structure set forth on Schedule 2.3.

Section 2.4 Effective Date; Deliveries.

      In furtherance of the Transfer of the Transferred Assets and the assumption of the Transferred Liabilities as set forth in this Agreement and the Ancillary Agreements, unless otherwise provided in this Agreement or in any Ancillary Agreement, on the Effective Date, the parties will execute and deliver, and they will cause their respective Subsidiaries and Representatives, as applicable, to execute and deliver: (a) each of the Ancillary Agreements; (b) such bills of sale, stock powers, certificates of title, assignments of Contracts, subleases and other instruments of transfer, conveyance and assignment as, and to the extent, necessary or convenient to evidence the Transfer to FIS (or, as applicable, its Subsidiaries) of all of FNF's (or, as applicable, its Subsidiaries') right, title and interest in and to the Transferred Assets; and
(c) such assumptions of Contracts and other instruments of assumption as, and to the extent, necessary or convenient to evidence the valid and effective assumption of the Transferred Liabilities by FIS (or, as applicable, its Subsidiaries).

Section 2.5 No Representations or Warranties.

      FIS (on behalf of itself and each member of the FIS Group) acknowledges and agrees that, except as expressly set forth in this Agreement or any Ancillary Agreement, (a) no member of the FNF Group is making any representations or warranties in this Agreement or any Ancillary Agreement, express or implied, as to the condition, quality, merchantability or fitness of any Transferred Asset transferred pursuant to this Agreement, any Ancillary Agreement or any other agreement contemplated hereby or thereby, (b) all such Transferred Assets will be transferred on an "as is," "where is" basis (and in the case of any Real Property, by means of a quitclaim or similar form deed or conveyance), and (c) subject to its rights under Section 8.2, FIS and its Affiliates will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in them good and marketable title, free and clear of any security interest, pledge, lien, charge, claim or other encumbrance of any nature whatsoever; and that any consents or approvals, and that any requirements of laws or judgments, with respect to the transfer of the Transferred Assets, have been received or met.

Section 2.6 Transfers Not Effected On the Effective Date.

      (a) The parties acknowledge and agree that some of the transfers contemplated by this Article 2 may not be effected on the Effective Date due to the inability of the parties to obtain necessary consents or approvals or the inability of the parties to take certain other actions necessary to effect such transfers on the Effective Date. To the extent any transfers contemplated by this Article 2 have not been fully effected on the Effective Date, FNF and FIS will cooperate and use commercially reasonable efforts (and will cause the applicable members of its respective Group to use such efforts) to obtain any necessary consents or approvals or take any other actions necessary to effect such transfers as promptly as practicable following the Effective Date. FNF and FIS agree that all costs and expenses associated with or resulting from the actions undertaken pursuant to this Section 2.6(a) shall be borne equally between the FNF Group on the one hand and the FIS Group on the other.

      (b) If an attempted assignment would be ineffective or would impair the rights of FIS or one of its Subsidiaries (an "Intended Transferee") under any such Transferred Asset so that the Intended Transferee would not receive all such rights, then FNF will provide to, or cause to be provided to, the Intended Transferee, the rights of any such Transferred Asset (limited, with respect to the failure to Transfer any Transferred Assets because of the inability to obtain a Governmental Approval, to the extent permitted by law), and take such other actions as may reasonably be requested by the other party in order to place the Intended Transferee, insofar as reasonably possible, in the same position as if such Transferred Asset had been transferred as contemplated hereby. In connection therewith, (i) FNF or one of its Subsidiaries (an "Intended Transferor") will promptly pass along to the Intended Transferee when received all benefits derived by the Intended Transferor with respect to any such Transferred Asset, and (ii) the Intended Transferee will assume all of the Intended Transferor's obligations with respect to any such Transferred Asset. If and when such consents or approvals are obtained or such other required actions have been taken, the transfer of the applicable Transferred Asset will be effected in accordance with the terms of this Agreement and any applicable Ancillary Agreement. The Intended Transferee will bear all costs and expenses incurred by the Intended Transferor associated with actions of the Intended Transferor pursuant to this Section 2.6(b).

Section 2.7 Shared Contracts.

      The parties agree as follows:

      (a) At the written request of FIS, FNF will, and will cause other members of the FNF Group to, make available to FIS or applicable members of the FIS Group benefits and rights under the FNF Shared Contracts (except where the benefits or rights under such FNF Shared Contracts are specifically provided pursuant to an Ancillary Agreement) which are at least substantially equivalent to the benefits and rights enjoyed by the FNF Group under each FNF Shared Contract for which such request is made by FIS, to the extent such benefits relate to the Transferred Business; provided, however, that the applicable members of the FIS Group will assume (or promptly reimburse FNF for) the obligations and liabilities under the relevant FNF Shared Contracts associated with the benefits so made available to them. FNF and FIS agree that all costs and expenses associated with or resulting from the actions undertaken pursuant to this Section 2.7(a), including the payment of any underlying license fees and any costs associated with any FNF Shared Contract as a result of the actions of the FNF Group due to the operation of this Section 2.7(a), shall be borne by FIS.

      (b) At the written request of FNF, FIS will, and will cause other members of the FIS Group to, make available to FNF or applicable members of the FNF Group benefits and rights under the FIS Shared Contracts (except where the benefits or rights under such FIS Shared Contracts are specifically provided pursuant to an Ancillary Agreement) which are at least substantially equivalent to the benefits and rights enjoyed by the FIS Group under each FIS Shared Contract for which such request is made by FNF, to the extent such benefits relate to the FNF Business; provided, however, that the applicable members of the FNF Group will assume (or promptly reimburse FIS for) the obligations and liabilities under the relevant FIS Shared Contracts associated with the benefits so made available to them. FNF and FIS agree that all costs and expenses associated with or resulting from the actions undertaken pursuant to this
Section 2.7(b), including the payment of any underlying license fees and any costs associated with any FIS Shared Contracts as a result of the actions of the FIS Group due to the operation of this Section 2.7(b), shall be borne by FNF.

      (c) The parties' rights and obligations pursuant to this Section 2.7 will terminate upon the earliest to occur of (i) the Distribution Date and (ii), with respect to any FNF Shared Contract or FIS Shared Contract in particular, such time that the arrangement pursuant to this Section 2.7 is no longer permitted thereunder.

Section 2.8 Inter-Group Indebtedness.

      On or prior to the IPO Settlement Date, each party will repay, and each party will cause each of its Subsidiaries to repay, as applicable, its respective Inter-Group Indebtedness in accordance with the terms of such Inter-Group Indebtedness.

                               ARTICLE 3. THE IPO

Section 3.1 Transactions Prior to the IPO.

      Subject to the conditions hereof, FNF and FIS will use their commercially reasonable efforts to consummate the IPO, including, without limitation, by taking the actions specified in this Section 3.1.

      (a) FIS will file such amendments or supplements to the IPO Registration Statement as may be necessary in order to cause the IPO Registration Statement to become and remain effective as required by applicable law or by the Underwriters, including, without limitation, filing such amendments and supplements thereto as may be required by the Underwriting Agreement, the SEC or applicable securities laws, or which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

      (b) FIS will enter into the Underwriting Agreement with the Underwriters, in form and substance reasonably satisfactory to each party, and each party will comply with its respective obligations thereunder.

      (c) FIS will use its commercially reasonable efforts to take all such action as may be necessary or appropriate under applicable state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

      (d) FIS will prepare, file and use commercially reasonable efforts to seek to make effective, an application for listing of the FIS Common Stock to be issued in the IPO on the NYSE, subject to official notice of issuance.

      (e) FIS will participate in the preparation of materials and presentations that FNF and the Underwriters will deem necessary or desirable.

      (f) FIS will cooperate in all respects with FNF in connection with the pricing and timing of the FIS Common Stock to be issued in the IPO and will, at FNF's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

Section 3.2 Conditions Precedent to Consummation of the IPO.

      The obligations of the parties to consummate the IPO will be subject to such conditions as FNF will determine in its sole and absolute discretion, which conditions will be for the sole benefit of FNF, may be waived by FNF in its sole and absolute discretion, and any determination by FNF regarding the satisfaction or waiver of any of such conditions will be conclusive. Such conditions will include, without limitation, the following:

      (a) The IPO Registration Statement will have been declared effective by the SEC, and there will be no stop order in effect with respect thereto and no proceeding for that purpose will have been instituted by the SEC;

      (b) The FIS Common Stock to be issued in the IPO will have been accepted for listing on the NYSE, on official notice of issuance;

      (c) FIS will have entered into the Underwriting Agreement and all conditions to the obligations of FIS and the Underwriters thereunder will have been satisfied or waived;

      (d) FNF will be satisfied that (i) it will possess Tax Control of FIS immediately following the consummation of the IPO, (ii) all other matters regarding the Tax-Free Status will, to the extent applicable as of the time the IPO is consummated, be satisfied or can reasonably be anticipated to be satisfied, and (iii) there will be no event or condition that may cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter;

      (e) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement will be in effect;

      (f) FNF will have determined that the terms of the IPO, including the timing and pricing thereof, and all other material matters in connection therewith, are acceptable to FNF; and

      (g) This Agreement will not have been terminated.

                           ARTICLE 4. THE DISTRIBUTION

Section 4.1 The Distribution.

      FNF will determine the date of the consummation of the Distribution and all terms of the Distribution, including without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, FNF may, at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. FIS will cooperate with FNF in all respects to accomplish the Distribution and will, at FNF's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, to the extent necessary, the registration under the Securities Act and the Exchange Act of the FIS Common Stock on an appropriate registration form or forms to be designated by FNF. FNF will select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting and other advisors for FNF, provided, however, that nothing in this Agreement will prohibit FIS from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

Section 4.2 Actions Prior to the Distribution.

      In connection with the Distribution, the parties will take the actions set forth in this Section 4.2.

      (a) FNF and FIS will prepare and mail, prior to any Distribution Date, to the holders of FNF Common Stock, such information concerning FIS and the Distribution and such other matters as FNF reasonably determines and as may be required by law. FNF and FIS will prepare, and FIS will, to the extent required by applicable law, file with the SEC any such documentation that FNF determines is necessary or desirable to effect the Distribution, and FNF and FIS will each use its commercially reasonable efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

      (b) FIS will use its commercially reasonable efforts to take all such action as may be necessary or desirable under applicable state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the Distribution.

      (c) FIS will prepare, file and use commercially reasonable efforts to seek to make effective, an application for listing of the FIS Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of issuance.

      (d) FIS will take all reasonable steps necessary or desirable to cause the conditions set forth in Section 4.3 to be satisfied and to effect the Distribution.

Section 4.3 Conditions to Distribution.

      The consummation of the Distribution will be subject to the satisfaction, or waiver by FNF in its sole and absolute discretion, of the conditions set forth in this Section 4.3. Any determination by FNF regarding the satisfaction or waiver of any of such conditions will be conclusive. For the avoidance of doubt, FNF shall not be obligated to consummate the Distribution in the event that conditions set forth in this Section 4.3 are satisfied and, in the event that FNF determines not to consummate the Distribution because one or more of such conditions is not satisfied or for any other reason, such determination by FNF will not impact the effectiveness of the Contribution or the IPO.

      (a) The receipt by FNF of a ruling by the IRS and an opinion from its Tax Advisor collectively to the effect that the distribution will qualify for Tax-Free Status.

      (b) The receipt of any Governmental Approvals and material consents necessary to consummate the Distribution, which approvals and consents will be in full force and effect.

      (c) No order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect and no other event outside the control of FNF will have occurred or failed to occur that prevents the consummation of the Distribution.

      (d) The actions and filings necessary or appropriate under applicable securities laws in connection with the Distribution will have been taken or made, and, where applicable, have become effective or been accepted.

      (e) The FIS Common Stock to be distributed in the Distribution will have been accepted for listing on the NYSE, subject to official notice of issuance.

      (f) FNF will have determined that the terms of the Distribution, including the timing, and all other material matters in connection therewith, are acceptable to FNF.

Section 4.4 Certain Stockholder Matters.

      (a) Subject to Section 4.3 hereof, on or prior to the Distribution Date, FNF will deliver to a distribution agent to be appointed by FNF (the "Distribution Agent") for the benefit of holders of record of FNF Common Stock on the Record Date, a single stock certificate, endorsed by FNF in blank, representing all of the outstanding shares of FIS Common Stock then owned by FNF, and FNF will instruct the Distribution Agent to deliver to the FIS Transfer Agent true, correct and complete copies of the stock and transfer records reflecting the holders of FNF Common Stock entitled to receive shares of FIS Common Stock in connection with the Distribution. FNF will cause its transfer agent to instruct the Distribution Agent to distribute on the Distribution Date or as soon as reasonably practicable thereafter the appropriate number of shares of FIS Common Stock to each such holder or designated transferee(s) of such holder. FNF will cooperate, and will instruct the Distribution Agent to cooperate, with FIS and the FIS Transfer Agent, and FIS will cooperate, and will instruct the FIS Transfer Agent to cooperate, with FNF and the Distribution Agent, in connection with all aspects of the Distribution and all other matters relating to the issuance and delivery of certificates representing, or other evidence of ownership of, the shares of FIS Common Stock to be distributed to the holders of FNF Common Stock in connection with the Distribution.

      (b) Subject to Section 4.4(d), each holder of FNF Common Stock on the Record Date (or such holder's designated transferee(s)) will be entitled to receive in the Distribution a number of shares of FIS Common Stock equal to the number of shares of FNF Common Stock held by such holder on the Record Date, multiplied by a fraction, (i) the numerator of which is the number of shares of FIS Common Stock beneficially owned by FNF or any other member of the FNF Group on the Record Date, and (ii) the denominator of which is the number of Shares of

FNF Common Stock outstanding on the Record Date. In the event that the Distribution consists of more than one class of FIS Common Stock, each holder of FNF Common Stock will receive shares of FIS Common Stock, calculated as provided above, except that the calculation will be performed separately for each such class of stock.

      (c) Until such FIS Common Stock is duly transferred in accordance with applicable law, FIS will regard the Persons entitled to receive such FIS Common Stock as record holders of FIS Common Stock in accordance with the terms of the Distribution without requiring any action on the part of such Persons. FIS agrees that, subject to any transfers of such stock, (i) each such holder will be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of FIS Common Stock then held by such holder, and (ii) each such holder will be entitled, without any action on the part of such holder, to receive one or more certificates representing, or other evidence of ownership of, the shares of FIS Common Stock then held by such holder.

      (d) Notwithstanding anything to the contrary in this Section 4.4, in the event that the Distribution is not made in the form of a pro rata distribution of FIS Common Stock to holders of FNF Common Stock, the above provisions of this
Section 4.4 will not apply to the Distribution.

                    ARTICLE 5. FINANCIAL AND OTHER COVENANTS

Section 5.1 Financial and Other Information.

      (a) Financial Information. FIS agrees that, until the Distribution, for so long as FNF is required to consolidate the results of operations and financial position of FIS and any other members of the FIS Group or to account for its investment in FIS under the equity method of accounting (determined in accordance with GAAP and consistent with SEC reporting requirements):

            (i) Disclosure of Financial Controls. FIS will, and will cause each other member of the FIS Group to, maintain, as of and after the Effective Date, disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15 promulgated under the Exchange Act; FIS will cause each of its principal executive and principal financial officers to sign and deliver certifications to FIS' periodic reports and will include the certifications in FIS' periodic reports, as and when required pursuant to Exchange Act Rule 13a-14 and
      Item 601 of Regulation S-K; FIS will cause its management to evaluate FIS' disclosure controls and procedures and internal control over financial reporting (including any change in internal control over financial reporting) as and when required pursuant to Exchange Act Rule 13a-15; FIS will disclose in its periodic reports filed with the SEC information concerning FIS management's responsibilities for and evaluation of FIS' disclosure controls and procedures and internal control over financial reporting (including, without limitation, the annual management report and attestation report of FIS' independent auditors relating to internal control over financial reporting) as and when required under Items 307 and 308 of Regulation S-K and other applicable SEC rules; and, without limiting the general application of the foregoing, FIS will, and will cause each other member of the FIS Group to, maintain as of and after the Effective Date internal systems and procedures that will provide reasonable assurance that (A) the Financial Statements are reliable and timely prepared in accordance with GAAP and applicable law, (B) all transactions of members of the FIS Group are recorded as necessary to permit the preparation of the Financial Statements, (C) the receipts and expenditures of members of the FIS Group are authorized at the appropriate level within FIS, and (D) unauthorized use or disposition of the assets of any member of the FIS Group that could have a material effect on the Financial Statements is prevented or detected in a timely manner.

            (ii) Fiscal Year. FIS will, and will cause each member of the FIS Group organized in the U.S. to, maintain a fiscal year that commences and ends on the same calendar days as FNF's fiscal year commences and ends, and to maintain monthly accounting periods that commence and end on the same calendar days as FNF's monthly accounting periods commence and end.

            (iii) Monthly Financial Reports. No later than ten (10) Business Days after the end of the first three (3) monthly accounting periods of FIS following the Effective Date FIS will deliver to FNF a consolidated income statement and balance sheet for FIS for such period and an income statement and balance sheet for each FIS Affiliate which is consolidated with FIS, as the case may be, in such format and detail as FNF may request, and no later than twelve (12) Business Days after the end of the first three (3) monthly accounting periods of FIS following the Effective Date FIS will deliver to FNF a consolidated statement of cash flow for FIS for such period and statement of cash flow for each FIS Affiliate which is consolidated with FIS, as the case may be, in such format and detail as FNF may request. No later than five (5) Business Days after the end of each monthly accounting period of FIS thereafter (including the last monthly accounting period of FIS of each fiscal year), FIS will deliver to FNF a consolidated income statement, balance sheet and statement of cash flow for FIS for such period and an income statement, balance sheet and statement of cash flow for each FIS Affiliate which is consolidated with FIS, as the case may be, in such format and detail as FNF may request.

            (iv) Quarterly Financial Statements. As soon as practicable, and in any event no later than ten business (10) days prior to the date on which FIS is required to file a Form 10-Q containing Quarterly Financial Statements (as defined below) with the SEC for each of the first three (3) fiscal quarters in each fiscal year of FIS, FIS will deliver to FNF drafts of (A) the consolidated financial statements of the FIS Group (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of FIS the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP, and (B) a discussion and analysis by management of the FIS Group's financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with
      Item 303(b) of Regulation S-K. The information set forth in (A) and (B) above is referred to in this Agreement as the "Quarterly Financial Statements." No later than three (3) Business Days prior to the date FIS publicly files the Quarterly Financial Statements with the SEC, FIS will deliver to FNF the final form of the FIS Quarterly Financial Statements and certifications thereof by the principal executive and financial officers of FIS in substantially the forms required under SEC rules for periodic reports and in form and substance satisfactory to FNF; provided, however, that FIS may continue to revise such Quarterly Financial Statements prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered by FIS to FNF as soon as practicable, and in any event within eight (8) hours thereafter; provided, further, that FNF's and FIS' financial Representatives will actively consult with each other regarding any changes (whether or not substantive) which FIS may consider making to its Quarterly Financial Statements and related disclosures during the two (2) Business Days immediately prior to any anticipated filing with the SEC, with particular focus on any changes which would have an effect upon FNF's financial statements or related disclosures. In addition to the foregoing, no Quarterly Financial Statement or any other document which refers, or contains information not previously publicly disclosed with respect to the ownership of FIS by FNF, the separation of FIS from FNF or the Distribution will be filed with the SEC or otherwise made public by any FIS Group member without the prior written consent of FNF unless required under applicable law, rule or regulation.

            (v) Annual Financial Statements. As soon as practicable, and in any event no later than ten business (10) days prior to the date on which FNF is required to file a Form 10-K or other document containing its Annual Financial Statements (as defined below) with the SEC, FIS will deliver to FNF (A) drafts of the consolidated financial statements of the FIS Group (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X and GAAP and (B) a discussion and analysis by management of the FIS Group's financial condition and results of operations for such year, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with
      Item 303(a) of Regulation S-K. The information set forth in (A) and (B) above is referred to in this Agreement as the "Annual Financial Statements." FIS will deliver to FNF all revisions to such drafts as soon as any such revisions are prepared or made. No later than five (5) Business Days prior to the date FIS publicly files the Annual Financial Statements with the SEC or otherwise makes such Annual Financial Statements publicly available, FIS will deliver to FNF the final form of the FIS Annual Financial Statements and certifications thereof by the principal executive and financial officers of FIS in substantially the forms required under SEC rules for periodic reports and in form and substance satisfactory to FNF; provided, however, that FIS may continue to revise such Annual Financial Statements prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered by FIS to FNF as soon as practicable, and in any event within eight (8) hours thereafter; provided, further, that FNF and FIS financial Representatives will actively consult with each other regarding any changes (whether or not substantive) which FIS may consider making to its Annual Financial Statements and related disclosures during the three (3) Business Days immediately prior to any anticipated filing with the SEC, with particular focus on any changes which would have an effect upon FNF's financial statements or related disclosures. In addition to the foregoing, no Annual Financial Statement or any other document which contains information not previously publicly disclosed with respect to the ownership of FIS by FNF, the separation of FIS from FNF or the Distribution will be filed with the SEC or otherwise made public by any FIS Group member without the prior written consent of FNF unless required by applicable law, rule or regulation. In any event, FIS will deliver to FNF, no later than three (3) days prior to the date that on which FIS files annual financial statements with the SEC, the final form of the Annual Financial Statements accompanied by an opinion thereon by FIS' independent certified public accountants.

            (vi) Affiliate Financial Statements. FIS will deliver to FNF all Quarterly and Annual Financial Statements of each FIS Affiliate which is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of FIS required to be delivered to FNF pursuant to this Section 5.1.

            (vii) FIS Reports Generally. Each FIS Group member that files information with the SEC will deliver to FNF: (A) substantially final drafts, as soon as the same are prepared, of (x) all reports, notices and proxy and information statements to be sent or made available by such FIS Group member to its respective security holders, (y) all regular, periodic and other reports to be filed or furnished under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders), and (z) all registration statements and prospectuses to be filed by such FIS Group member with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses (x), (y) and (z) are referred to in this Agreement as "FIS Public Filings"), and (B) as soon as practicable, but in no event later than four
      (4) Business Days (other than with respect to 8-Ks) prior to the earliest of the dates the same are printed, sent or filed, current drafts of all such FIS Public Filings and, with respect to 8-Ks, as soon as practicable, but in no event later than two (2) Business Days prior to the earliest of the dates the same are printed, sent or filed in the case of planned 8-Ks and as soon as practicable, but in no event less than 2 hours in the case of unplanned 8-Ks; provided, however, that FIS may continue to revise such FIS Public Filings prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered by FIS to FNF as soon as practicable, and in any event within eight (8) hours thereafter; provided, further, that FNF and FIS financial Representatives will actively consult with each other regarding any changes (whether or not substantive) which FIS may consider making to any of its FIS Public Filings and related disclosures prior to any anticipated filing with the SEC, with particular focus on any changes which would have an effect upon FNF's financial statements or related disclosures.

            (viii) Budgets and Financial Projections. FIS will, as promptly as practicable, deliver to FNF copies of all annual and other budgets and financial projections (consistent in terms of format and detail and otherwise required by FNF) relating to FIS on a consolidated basis and will provide FNF an opportunity to meet with management of FIS to discuss such budgets and projections.

            (ix) Other Information. With reasonable promptness, FIS will deliver to FNF such additional financial and other information and data with respect to the FIS Group and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by FNF.

            (x) Press Releases and Similar Information. FIS and FNF will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and will give each other the opportunity to review the information therein relating to the FIS Group and to comment thereon. FNF and FIS will make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date. No later than eight (8) hours prior to the time and date that a party intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, such party will deliver to the other party copies of substantially final drafts of all press releases and other statements to be made available by any member of that party's Group to employees of any member of that party's Group or to the public concerning any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of any FIS Group member. In addition, prior to the issuance of any such press release or public statement that meets the criteria set forth in the preceding two sentences, the issuing party will consult with the other party regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts. Immediately following the issuance thereof, the issuing party will deliver to the other party copies of final drafts of all press releases and other public statements.

            (xi) Cooperation on FNF Filings. FIS will cooperate fully, and cause FIS' Auditors to cooperate fully, with FNF to the extent requested by FNF in the preparation of FNF's public earnings or other press releases, Quarterly Reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by FNF with the SEC, any national securities exchange or otherwise made publicly available (collectively, the "FNF Public Filings"). FIS agrees to provide to FNF all information that FNF reasonably requests in connection with any FNF Public Filings or that, in the judgment of FNF's legal department, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. FIS will provide such information in a timely manner on the dates requested by FNF (which may be earlier than the dates on which FIS otherwise would be required hereunder to have such information available) to enable FNF to prepare, print and release all FNF Public Filings on such dates as FNF will determine but in no event later than as required by applicable law. FIS will use its commercially reasonable efforts to cause FIS' Auditors to consent to any reference to them as experts in any FNF Public Filings required under any law, rule or regulation. If and to the extent requested by FNF, FIS will diligently and promptly review all drafts of such FNF Public Filings and prepare in a diligent and timely fashion any portion of such FNF Public Filing pertaining to FIS. Prior to any printing or public release of any FNF Public Filing, an appropriate executive officer of FIS will, if requested by FNF, certify that the information relating to any FIS Group member or the Transferred Business in such FNF Public Filing is accurate, true, complete and correct in all material respects. Unless required by law, rule or regulation, FIS will not publicly release any financial or other information which conflicts with the information with respect to any FIS Group member or the Transferred Business that is included in any FNF Public Filing without FNF's prior written consent. Prior to the release or filing thereof, FNF will provide FIS with a draft of any portion of a FNF Public Filing containing information relating to the FIS Group and will give FIS an opportunity to review such information and comment thereon; provided that FNF will determine in its sole and absolute discretion the final form and content of all FNF Public Filings.

            (xii) Confidentiality. FNF agrees to keep confidential all information provided to FNF by FIS or any of FIS' affiliates pursuant to this Section 5.1(a), until the point in time that such information is filed with the SEC.

      (b) Auditors and Audits; Annual Statements and Accounting. FIS agrees that, until the Distribution:


            (i) Audit Timing. FIS will use its best efforts to enable their independent certified public accountants ("FIS' Auditors") to complete their audit such that they will date their opinion on the Annual Financial Statements on the same date that FNF's independent certified public accountants ("FNF's Auditors") date their opinion on FNF's audited annual financial statements (the "FNF Annual Statements"), and to enable FNF to meet its timetable for the printing, filing and public dissemination of the FNF Annual Statements, all in accordance with Section 5.1(a) hereof and as required by applicable law.

            (ii) Information Needed by FNF. FIS will provide to FNF on a timely basis all information that FNF reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the FNF Annual Statements in accordance with Section 5.1(a) hereof and as required by applicable law. Without limiting the generality of the foregoing, FIS will provide all required financial information with respect to the FIS Group to FIS' Auditors in a sufficient and reasonable time and in sufficient detail to permit FIS' Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to FNF's Auditors with respect to information to be included or contained in the FNF Annual Statements, and will provide access to the responsible personnel of FIS as required for FNF and FNF's Auditors to conduct their audits relating to FIS' Financial Statements.

            (iii) Access to FIS Auditors. FIS will authorize FIS' Auditors to make available to FNF's Auditors both the personnel who performed, or are performing, the annual audit of FIS and work papers related to the annual audit of FIS, in all cases within a reasonable time prior to FIS' Auditors' opinion date, so that FNF's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of FIS' Auditors as it relates to FNF's Auditors' report on FNF's statements, all within sufficient time to enable FNF to meet its timetable for the printing, filing and public dissemination of the FNF Annual Statements.

            (iv) Access to Records. If FNF determines in good faith that there may be some inaccuracy in a FIS Group member's financial statements or deficiency in a FIS Group member's internal accounting controls or operations that could materially impact FNF's financial statements, at FNF's request, FIS will provide FNF's internal auditors with access to the FIS Group's books and records so that FNF may conduct reasonable audits relating to the financial statements provided by FIS under this Agreement as well as to the internal accounting controls and operations of the FIS Group.

            (v) Notice of Changes. Subject to Section 5.1(a)(vii), FIS will give FNF as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, FIS' accounting estimates or accounting principles from those in effect on the Effective Date. FIS will consult with FNF and, if requested by FNF, FIS will consult with FNF's Auditors with respect thereto. FIS will not make any such determination or changes without FNF's prior written consent if such a determination or a change would be sufficiently material to be required to be disclosed in FIS' or FNF's financial statements as filed with the SEC or otherwise publicly disclosed therein.

            (vi) Accounting Changes Requested by FNF. Notwithstanding clause (v) above, FIS will make any changes in its accounting estimates or accounting principles that are reasonably requested by FNF in order for FIS' accounting practices and principles to be consistent with those of FNF.

            (vii) Special Reports of Deficiencies or Violations. FIS will report in reasonable detail to FNF the following events or circumstances promptly after any executive officer of FIS or any member of the FIS Board of Directors becomes aware of such matter: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect FIS' ability to record, process, summarize and report financial information; (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FIS' internal control over financial reporting; (C) any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act; and (D) any report of a material violation of law that an attorney representing any FIS Group member has formally made to any officers or directors of FIS pursuant to the SEC's attorney conduct rules (17 C.F.R. Part 205).

Section 5.2 Other Covenants.

      In addition to the other covenants contained in this Agreement and the Ancillary Agreements, FIS hereby covenants and agrees that, for so long as FNF beneficially owns at least fifty percent (50%) of the total voting power of all classes of then outstanding capital stock of FIS entitled to vote generally in the election of directors ("FIS Voting Stock"):

      (a) Neither FIS nor FNF will, without the prior written consent of the other, take, or cause to be taken, directly or indirectly, any action, or enter into any agreement that would cause the other party to violate any law, agreement or judgment, or enter into any agreement that binds or purports to bind the other party;

      (b) FIS will not, without the prior written consent of FNF, take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of FNF to freely sell, transfer, assign, pledge or otherwise dispose of shares of FIS Common Stock or would restrict or limit the rights of any transferee of FNF as a holder of FIS Common Stock. Without limiting the generality of the foregoing, FIS will not, without the prior written consent of FNF, take any action, or take any action to recommend to its stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, FNF as a FIS stockholder either (i) solely as a result of the amount of Common Stock owned by FNF or (ii) in a manner not applicable to FIS stockholders generally.

      (c) FIS will not, without the prior written consent of FNF, issue any shares of FIS Capital Stock or any rights, warrants or options to acquire FIS Capital Stock (including, without limitation, securities convertible into or exchangeable for FIS Capital Stock), if after giving effect to such issuances and considering all of the shares of FIS Capital Stock acquirable pursuant to such rights, warrants and options to be outstanding on the date of such issuance (whether or not then exercisable), FNF would own less than fifty percent (50%) of the FIS Voting Stock.

      (d) To the extent that FNF is a party to any Contracts that provide that certain actions or inactions of the FNF Group (which for purposes of such Contract includes any member of the FIS Group) may result in FNF being in breach of or in default under such Contracts and FNF has advised FIS of the existence, and has furnished FIS with copies, of such Contracts (or the relevant portions thereof), FIS will not take or fail to take, as applicable, and FIS will cause the other members of the FIS Group not to take or fail to take, as applicable, any actions that reasonably could result in FNF being in breach of or in default under any such Contract. The parties acknowledge and agree that from time to time FNF may in good faith (and not solely with the intention of imposing restrictions on FIS pursuant to this covenant) enter into additional Contracts or amendments to existing Contracts that provide that certain actions or inactions of the FNF Group (including, for purposes of this Section 5.2(d), members of the FIS Group) may result in FNF being in breach of or in default under such Contracts. In such event, provided FNF has notified FIS of such additional Contracts or amendments to existing Contracts, FIS will not thereafter take or fail to take, as applicable, and FIS will cause the other members of the FIS Group not to take or fail to take, as applicable, any actions that reasonably could result in FNF being in breach of or in default under any such additional Contracts or amendments to existing Contracts. FNF acknowledges and agrees that FIS will not be deemed in breach of this Section 5.2(d) to the extent that, prior to being notified by FNF of an additional Contract or an amendment to an existing Contract pursuant to this Section 5.2(d), a FIS Group member already has taken or failed to take one or more actions that would otherwise constitute a breach of this Section 5.2(d) had such action(s) or inaction(s) occurred after such notification, provided that FIS does not, after notification by FNF, take any further action or fail to take any action that contributes further to such breach or default. FIS agrees that any Information provided to it pursuant to this Section 5.2(d) will constitute Information that is subject to FIS' obligations under Article 6. The provisions of this Section 5.2(d) shall not limit nor supercede the rights and liabilities of the parties under Sections 2.6 and 2.7.

      (e) To the extent that FIS is a party to any Contracts that provide that certain actions or inactions of the FIS Group (which for purposes of such Contract includes any member of the FNF Group) may result in FIS being in breach of or in default under such Contracts and FIS has advised FNF of the existence, and has furnished FNF with copies, of such Contracts (or the relevant portions thereof), FNF will not take or fail to take, as applicable, and FNF will cause the other members of the FNF Group not to take or fail to take, as applicable, any actions that reasonably could result in FIS being in breach of or in default under any such Contract. The parties acknowledge and agree that from time to time FIS may in good faith (and not solely with the intention of imposing restrictions on FNF pursuant to this covenant) enter into additional Contracts or amendments to existing Contracts that provide that certain actions or inactions of the FIS Group (including, for purposes of this Section 5.2(e), members of the FNF Group) may result in FIS being in breach of or in default under such Contracts. In such event, provided FIS has notified FNF of such additional Contracts or amendments to existing Contracts, FNF will not thereafter take or fail to take, as applicable, and FNF will cause the other members of the FNF Group not to take or fail to take, as applicable, any actions that reasonably could result in FIS being in breach of or in default under any such additional Contracts or amendments to existing Contracts. FIS acknowledges and agrees that FNF will not be deemed in breach of this Section 5.2(e) to the extent that, prior to being notified by FIS of an additional Contract or an amendment to an existing Contract pursuant to this Section 5.2(e), a FNF Group member already has taken or failed to take one or more actions that would otherwise constitute a breach of this Section 5.2(e) had such action(s) or inaction(s) occurred after such notification, provided that FNF does not, after notification by FIS, take any further action or fail to take any action that contributes further to such breach or default. FNF agrees that any Information provided to it pursuant to this Section 5.2(e) will constitute Information that is subject to FNF's obligations under Article 6. The provisions of this Section 5.2(e) shall not limit nor supercede the rights and liabilities of the parties under Sections 2.6 and 2.7.



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

                        ARTICLE 6. ACCESS TO INFORMATION

Section 6.1 Restrictions on Disclosure of Information.

      (a) Generally. Without limiting any rights or obligations under any other existing or future agreement between the parties and/or any other members of their respective Group relating to confidentiality, for five (5) years after the Effective Date each party will, and each party will cause its respective Group members and its Representatives to, hold in confidence, with at least the same degree of care that applies to FNF's confidential and proprietary Information pursuant to confidentiality policies in effect as of the Effective Date, all confidential and proprietary Information concerning the other Group that is either in its possession as of the Effective Date or furnished by the other Group or its respective Representatives at any time pursuant to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, each party, its respective Group members and its Representatives, may disclose such Information to the extent that such party can demonstrate that such Information is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement between or among the parties and/or any of their respective Group members relating to confidentiality, or (ii) lawfully acquired from a third Person on a non-confidential basis or independently developed by, or on behalf of, such party by Persons who do not have access to, or descriptions of, any such Information. Each party will maintain, and will cause its respective Group members and Representatives to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with this Section 6.1.

      (b) Disclosure of Third Person Information. Each party acknowledges that it and other members of its Group may have in its or their possession confidential or proprietary Information of third Persons that was received under a confidentiality or non-disclosure agreement between such third Person and the other party. Each party will, and will cause its respective Group members and its Representatives to, hold in strict confidence the confidential and proprietary Information of third Persons to which any member of such party's Group has access, in accordance with the terms of any agreements entered into between such third Person and the other party or a member of the other party's Group.

Section 6.2 Legally Required Disclosure of Information.

      If either party or any of its respective Group members or Representatives becomes legally required to disclose any Information (the "Disclosing Party") that it is otherwise obligated to hold in strict confidence pursuant to Section 6.1, such party will promptly notify the Person that owns the Information (the "Owning Party") and will use all commercially reasonable efforts to cooperate with the Owning Party so that the Owning Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 6.2. All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy will be borne by the Owning Party. If such protective order or other remedy is not obtained, or if the Owning Party waives compliance with this Section 6.2, the Disclosing Party will (a) disclose only that portion of the Information which its legal counsel advises it is compelled to disclose or otherwise stand liable for contempt or suffer other similar significant corporate censure or penalty, (b) use all commercially reasonable efforts to obtain reliable assurance requested by the Owning Party that confidential treatment will be accorded such Information, and (c) promptly provide the Owning Party with a copy of the Information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such Information was disclosed.

Section 6.3 Access to Information.

      During the Retention Period (as defined in Section 6.4 below), each party will provide to the other party, and will cause its respective Group members and Representatives to provide to the other party, in accordance with the requirements of this Section 6.3, reasonable Access upon reasonable advance written request to all Information (other than Information which is (a) protected from disclosure by the attorney-client privilege or work product doctrine, (b) proprietary in nature, (c) the subject of a confidentiality agreement between such party and a third Person which prohibits disclosure to the other party, or (d) prohibited from disclosure under applicable law) owned by such party or one of its Group members or within such party's or any of its respective Group member's or Representative's possession which is created prior to the Distribution Date and which relates to the requesting party's (the "Requestor") business, assets or liabilities, and such access is reasonably required by the Requestor (i) to comply with requirements imposed on the Requestor by any governmental authority, (ii) for use in any proceeding (except for a litigation matter between the parties or any of their respective Group members), (iii) to satisfy audit, accounting, Tax or similar requirements, (iv) to obtain insurance, or (v) to comply with the Requestor's obligations under this Agreement or any Ancillary Agreement. "Access" means the obligation of a party in possession of Information (the "Possessor") requested by the Requestor to locate all requested Information that is owned and/or possessed by Possessor or any respective Group members or Representatives and to provide such Information to the Requestor and the obligation of the Possessor to, at its own expense, conduct a diligent search designed to identify all requested Information and to collect all such Information for inspection by the Requestor during normal business hours at the Possessor's place of business. Subject to such confidentiality and/or security obligations as the Possessor may reasonably deem necessary, the Requestor may have all requested Information duplicated at Requestor's expense. Alternatively, the Possessor may choose to deliver, at the Requestor's expense, all requested Information to the Requestor in the form requested by the Requestor. The Possessor will notify the Requestor in writing at the time of delivery if such Information is to be returned to the Possessor. In such case, the Requestor will return such Information when no longer needed to the Possessor at the Possessor's expense. In connection with providing Information pursuant to this Section 6.3, each party hereto will, upon the request of the other party and upon reasonable advance notice, make available during normal business hours its respective employees (and those employees of its respective Group members and Representatives, as applicable) to the extent that they are reasonably necessary to discuss and explain all requested Information with and to the Requestor.

Section 6.4 Record Retention.

      FIS will, and FIS will cause each of the other FIS Group members to, adopt and comply with a record retention policy with respect to Information owned by or in the possession of the FIS Group and which is created prior to the Distribution Date that is no less stringent than FNF's record retention policy in effect as of the Effective Date or as FNF may modify such policy during the three (3) year period subsequent to the Distribution Date, provided that FNF notifies FIS of any such modifications, provided, however, that FNF agrees not to modify such policy if such modification would have a proportionately greater negative effect on the FIS Group than it would have on the FNF Group. FNF will, and FNF will cause each of the other FNF Group members to, adopt (to the extent that they have not previously adopted) and comply with a record retention policy with respect to Information owned by or in the possession of the FNF Group and which is created prior to the Distribution Date. Each party will, at its sole cost and expense, preserve and retain all Information in its respective possession or control that the other party has the right to access pursuant to
Section 6.3 or that it is required to preserve and retain in accordance with such record retention policy or for any longer period as may be required by (a) any government agency, (b) any litigation matter, (c) applicable law, or (d) any Ancillary Agreement (as applicable, the "Retention Period"). If either party wishes to dispose of any Information which it is obligated to retain under this
Section 6.4 prior to the expiration of the Retention Period, then that party will first provide forty-five (45) days' written notice to the other party, and the other party will have the right, at its option but at the expense of the party that desires to dispose of such Information, upon prior written notice within such 45-day period, to take possession of such Information within ninety
(90) days after the date of the notice provided pursuant to this Section 6.4. Written notice of intent to dispose of such Information will include a description of the Information in detail sufficient to allow the other party to reasonably assess its potential need to retain such materials.

Section 6.5 Production of Witnesses.

      For five (5) years after the Effective Date, each party will use commercially reasonable efforts, and will cause each of its respective Group members to use commercially reasonable efforts, to make available to each other, upon written request, its past and present Representatives as witnesses to the extent that any such Representatives may reasonably be required (giving consideration to the business demands upon such Representatives) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

Section 6.6 Reimbursement.

      Unless otherwise provided in this Article 6, each party providing access to Information or witnesses to the other party pursuant to Sections 6.3, 6.4 or
6.5 will be entitled to receive from the receiving party, upon the presentation of invoices therefor, payment for all reasonable, out-of-pocket costs and expenses (excluding allocated compensation, salary and overhead expenses) as may be reasonably incurred in providing such Information or witnesses.

Section 6.7 Other Agreements Regarding Access to Information.

      The rights and obligations of the parties under this Article 6 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement or any Ancillary Agreement.

Section 6.8 Acquisition by Another Person.

      (a) Prior to the Distribution Date, in the event FIS enters into an agreement with a third Person to sell all or any portion of the Transferred Business, whether pursuant to a stock or asset sale, merger or otherwise, FNF will have the right to duplicate prior to any such disposition any Information of FNF or a member of the FNF Group relating to the FNF Business held by FIS that relates to the transactions contemplated by this Agreement. In addition, prior to the Distribution Date, FNF will have the right, in its sole discretion, to require FIS to destroy or return to FNF all or any portion of such Information prior to such disposition. FIS covenants and agrees that it will not sell all or any portion of the Transferred Business to any third Person unless such third Person expressly agrees in writing to be bound by all of FIS' obligations under this Section 6.8.

      (b) Prior to the Distribution Date, in the event FNF enters into an agreement with a third Person to sell all or any portion of the FNF Business, whether pursuant to a stock or asset sale, merger or otherwise, FIS will have the right to duplicate prior to any such disposition any Information of FIS or a member of the FIS Group relating to the Transferred Business held by FNF that relates to the transactions contemplated by this Agreement. In addition, prior to the Distribution Date, FIS will have the right, in its sole discretion, to require FNF to destroy or return to FIS all or any portion of such Information prior to such disposition. FNF covenants and agrees that it will not sell all or any portion of the FNF Business to any third Person unless such third Person expressly agrees in writing to be bound by all of FNF's obligations under this
Section 6.8.

                ARTICLE 7. ADDITIONAL COVENANTS AND OTHER MATTERS

Section 7.1 Further Assurances.

      (a) In addition to the Ancillary Agreements, the parties agree (i) to execute, or cause to be executed by their appropriate Group members or Representatives, and deliver, as appropriate, such other agreements, instruments and documents as may be necessary or desirable in order to effect the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to cause the assignment, transfer and conveyance to FIS and its applicable Subsidiaries of any Transferred Assets that for any reason were not assigned, transferred or conveyed by the Effective Date and (iii) to cause the assumption of any Transferred Liabilities that for any reason were not assumed on the Effective Date. FNF shall undertake such actions, and shall cause applicable members of the FNF Group to take such actions, as required to pass on to FIS or the applicable member(s) of the FIS Group the benefits derived and the expenses incurred by FNF or any members of the FNF Group with respect to any Transferred Assets assigned, transferred or conveyed, and any Transferred Liabilities assumed, pursuant to clauses (ii) and (iii) of the first sentence of this
Section 7.1(a).

      (b) At the request of FIS, FNF will execute and deliver, and will cause applicable members of the FNF Group to execute and deliver, to FIS and/or applicable members of the FIS Group such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such other actions as FIS may reasonably deem necessary or desirable in order (a) to transfer, convey and assign to FIS and the other members of the FIS Group, as applicable, the Transferred Assets, (b) to put FIS and the other members of the FIS Group, as applicable, in actual possession and operating control thereof, and (c) to permit FIS and the other members of the FIS Group, as applicable, to exercise all rights with respect thereto. At the request of FNF, FIS will execute and deliver, and will cause applicable members of the FIS Group to execute and deliver, to FNF and/or applicable members of the FNF Group all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as FNF may reasonably deem necessary or desirable in order to ensure that FIS and the other members of the FIS Group fully and unconditionally assume and discharge the Transferred Liabilities as contemplated under this Agreement, the Ancillary Agreements or any document in connection herewith or therewith, and relieve the FNF Group of any Liability with respect thereto and evidence the same to third Persons.

Section 7.2 Performance.

      FNF will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the FNF Group. FIS will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the FIS Group. Each party further agrees that it will cause its other Group members not to take any action or fail to take any action inconsistent with such party's obligations under this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

Section 7.3 Insurance Matters.

      (a) Directors' and Officers' Insurance. FIS and its Covered Subsidiaries, and each of their directors and officers, will be covered and insured under FNF's current directors' and officers' insurance program in the same manner and coverages as FNF's then current directors and officers are insured under the same policies until the earlier to occur of (i) the date that FIS and its Covered Subsidiaries have directors' and officers' insurance in place and (ii) the Distribution Date. FIS will promptly pay or reimburse FNF, as the case may be, for all costs and expenses associated with this coverage that are allocated by FNF to FIS and its Covered Subsidiaries in accordance with FNF's practice with respect to the Transferred Business as of the Effective Date. FIS, its Covered Subsidiaries and each of their directors and officers may review said policies upon request. In addition, FNF will continue to provide such coverage and insurance to FIS and its Covered Subsidiaries, and each of their directors and officers in connection with any extension of FNF's current directors' and officers' insurance program or under any new director's and officers' insurance program when FNF's current program expires. FIS will reimburse FNF for any incremental costs or expenses incurred by FNF in connection with covering FIS and its Covered Subsidiaries, and each of their directors and officers under any new insurance program or extension of the current insurance program that FNF determines to be attributable to the coverage for FIS, its Covered Subsidiaries or any of their directors or officers. FIS acknowledges that such directors' and officers' insurance coverage will terminate as of the Distribution Date, and FIS covenants and agrees that it will take appropriate steps to secure directors' and officers' insurance coverage for itself, its Subsidiaries and each of their directors and officers as of the Distribution Date. FNF agrees to cooperate with and assist FIS in FIS obtaining directors', officers' and other insurance. In addition, FNF shall purchase, and FIS shall reimburse FNF for the costs of, tail coverage on terms and provisions reasonably acceptable to FIS, until the third
(3rd) anniversary of the date on which FIS and its Covered Subsidiaries, and each of their directors and officers cease to be covered under FNF's current directors' and officers' insurance program, including any extensions thereof, with respect to matters occurring prior to the termination of the FNF current programs and any extensions thereof.

      (b) Other Insurance. Except as set forth in Section 7.3(a) with respect to directors' and officers' insurance, during the period from the Effective Date through the Distribution Date, FNF will, subject to insurance market conditions and other factors beyond FNF's reasonable control, maintain, for the protection of FIS and its Covered Subsidiaries, policies of insurance that are comparable to those maintained generally for FNF and its Covered Subsidiaries during the same period, but not less than the scope and amount of insurance that FNF maintains for itself and that is sufficient to allow FIS to meet its customer contractual obligations relating to insurance coverage. FIS will promptly pay or reimburse FNF, as the case may be, for all costs and expenses associated therewith that are allocated by FNF to FIS and its Covered Subsidiaries in accordance with (i) FNF's practice with respect to the Transferred Business as of the Effective Date, or (ii) the terms of the Transition Services Agreement, as applicable. To the extent FNF purchases a new type of insurance, or an amount or level of insurance not previously purchased by FNF in order to protect, at least in part, FIS or any of its Covered Subsidiaries, the terms of that portion of the insurance must be approved by FIS and the associated costs and expenses of such insurance attributable to FIS or any of its Covered Subsidiaries shall be reimbursed by FIS.

      (c) Payments and Reimbursements. All payments and reimbursements by FIS pursuant to this Section 7.3 will be made within thirty (30) days after FIS' receipt of an invoice therefor from FNF.

      (d) Changes in Costs or Expenses. The costs and expenses for which FIS is obligated to pay or reimburse FNF pursuant to this Section 7.3 will be based on FNF's current insurance costs and expenses as of the Effective Date and will be appropriately adjusted as a result of any changes in those costs and expenses after the Effective Date, although the methodology upon which such costs and expenses is based will remain the same.

      (e) Notification of Changes. FNF agrees to provide FIS not less than sixty
(60) days advance written notice in the event it elects (or any of its insurers notifies FNF in writing of such insurer's election) to cancel or effect any non-administrative modification of the terms and conditions of any FNF insurance policy that provides coverage to FIS or any of its Covered Subsidiaries, which notice will include the anticipated date of cancellation or a description of such modification, as applicable, provided, that FNF may not cancel or effect any non-administrative modification to such policies that would result in the provision of less coverage to the FIS Group relative to the FNF Group and that causes FIS to breach any of its customer contractual obligations relating to insurance coverage.

      (f) Historical Loss Data. For no less than four (4) years after the Effective Date, FNF will provide FIS with Access, upon written request, to historical insurance loss Information relating to the Transferred Business and any other Information relating to FNF's historic insurance program with respect to the Transferred Business. Any such Information provided to FIS pursuant to this provision will also be subject to the provisions of Section 6.3.

      (g) Post Distribution Date. FIS acknowledges and agrees that from and after the Distribution Date (i) no member of the FNF Group will purchase or maintain, or cause to be purchased or maintained, any insurance policy for the protection of FIS, its Covered Subsidiaries, any member of the FIS Group or any of their respective directors and officers, and (ii) the FIS Group (including FIS and its Covered Subsidiaries) will purchase insurance coverage sufficient to protect its interests.

Section 7.4 FIS Release.

      Effective as of the Effective Date, except for the rights, obligations or provisions under this Agreement, the Ancillary Agreements or any agreement between any member of the FIS Group on the one hand and any member of the FNF Group on the other hand which remains in effect after the Effective Date, FIS, for itself and each member of the FIS Group, releases, remises, and forever discharges FNF and each member of the FNF Group and their Affiliates, Representatives and insurers, and their respective successors and assigns, and each of them of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Date (the "FIS Released Claims"). FIS represents and warrants that no FIS Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all FIS Released Claims released herein are owned by FIS or a member of the FIS Group, who has the sole authority to release them. FIS agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any FIS Released Claims which are released and discharged herein.

Section 7.5 FNF Release.

      Effective as of the Effective Date, except for the rights, obligations or provisions under this Agreement, the Ancillary Agreements or any agreement between any member of the FIS

Group on the one hand and any member of the FNF Group on the other hand which remains in effect after the Effective Date, FNF, for itself and each member of the FNF Group, releases, remises, and forever discharges FIS and each member of the FIS Group and their Affiliates, Representatives and insurers, and their respective successors and assigns, and each of them of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Date (the "FNF Released Claims"). FNF represents and warrants that no FNF Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all FNF Released Claims released herein are owned by FNF or a member of the FNF Group, who has the sole authority to release them. FNF agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any FNF Released Claims which are released and discharged herein.

Section 7.6 Approval by Disinterested Directors.

      FIS and FNF agree that, from the Effective Date until the Distribution Date, any Contract to be entered into between any member of the FNF Group, on the one hand, and any member of the FIS Group, on the other hand, shall, as a condition precedent to its effectiveness, be approved by a majority of the disinterested directors of each of FNF and FIS.

Section 7.7 Right of First Refusal.

      (a) FNF and FIS agree that, in the event that FIS desires to Transfer the PI Business and/or the LSI Business, whether through a Transfer of more than fifty percent (50%) of the stock or interest in, or a Transfer of all or substantially all of the assets of, any Person conducting such business(es), to any Independent Offeror during the Applicable Period (as defined below), such that a majority of the PI Business and/or a majority of the LSI Business, as the case may be, will, after such Transfer, no longer be a conducted within, or the assets thereof owned as a part of, the FIS Group (a "Qualifying Transfer"), FIS shall, and shall cause the applicable members of the FIS Group to, follow the procedures set forth in this Section 7.7, it being understood that none of (x) a sale of one hundred percent (100%) of the stock of FIS, in one transaction or a series of related transactions, nor (y) a sale of one hundred percent (100%) of the assets of the FIS, in one transaction or a series of related transactions, nor (z) the merger of FIS with or into any other Person, regardless of whether FIS or such other person is the surviving entity in such merger, shall be deemed a "Qualifying Transfer." "Applicable Period" means the period beginning on the Effective Date and ending on the earlier to occur of (i) June 30, 2008, (ii) with respect to the PI Business, the date that PI ceases to (A) manage certain title plant assets of any members of the FNF Group and (B) provide access to any FNF Group-title plant assets to any members of the FNF Group, and (iii) with respect to the LSI Business, the date that no member of the FNF Group is providing services in connection with the LSI Business.

      (b) FIS shall not, and shall not permit any member of the FIS Group to, undertake a Qualifying Transfer without first offering to FNF the right to purchase the stock, interests, assets, or business involved in such Qualifying Transfer, such offering to be made by written notice (the "Offer Notice"). If FIS or any member of the FIS Group shall receive a bona fide written offer from any Independent Offeror to undertake a Qualifying Transfer, and if FIS or the member of the FIS Group, as applicable, desires to accept that offer (any such offer being an "Offer"), FIS shall deliver or cause to be delivered to FNF the Offer Notice, including with that notice a copy of any contract or other writing(s) evidencing the Offer. The Offer Notice shall specify (A) the price at which the stock, interests, assets, or business involved in such Qualifying Transfer are offered and (B) any other material terms of the proposed Offer.

      (c) FNF may exercise its right of first refusal by giving written notice to FIS within thirty (30) Business Days following the delivery of the Offer Notice (the "Offer Period"). Upon delivery of such written notice to FIS, FNF and the FIS shall negotiate exclusively with each other in good faith respect to such Qualifying Transfer and shall endeavor to reach agreement on any additional terms of any exercise by FNF of its right to purchase the stock, interests, assets, or business involved in such Qualifying Transfer, provided, however, that if FNF and FIS cannot reach agreement on such additional terms of such purchase within thirty (30) days of the delivery of such notice by FNF, FIS shall be free to proceed and consummate the Qualifying Transfer to the Intended Offeror. FNF may, or may cause one of its Affiliates, pursuant to this Section
7.7 to purchase all, but not less than all, of the stock, interests, assets, or business involved in such Qualifying Transfer.

      (d) If FNF elects to purchase the stock, interests, assets, or business involved in such Qualifying Transfer, such election shall constitute the agreement by FIS or the applicable member of the FIS Group to sell, and FNF or the applicable FNF Affiliate to purchase, the stock, interests, assets, or business involved in such Qualifying Transfers at the price and in accordance with the terms and conditions contained in the relevant Offer Notice as they may be added to pursuant to the parties' negotiations pursuant to Section 7.7(c), with the closing of such sale to occur on a date agreed to by FNF and FIS; provided, that such date shall not be more than sixty (60) days after delivery of the Offer Notice, subject to any extension needed to obtain regulatory approvals required for closing the transaction. The closing of such sale shall take place at a location agreed to by FNF and FIS, and the tender of payment for the stock, interests, assets, or business involved in such Qualifying Transfer shall be made in immediately available funds against delivery of evidence of ownership of such stock, interests, assets, or business involved in such Qualifying Transfer as applicable, duly endorsed for transfer and recording, together with such other documents as FNF may reasonably request.

      (e) If FNF elects not to purchase the stock, interests, assets, or business involved in the Qualifying Transfer, then FIS may sell, or cause the sale of, the stock, interests, assets, or business involved in the Qualifying Transfer to an FIS Third Party, on terms providing for a price equal to or higher than the amount set forth in the Offer Notice and on other terms at least as favorable to the FIS Third Party as set forth in the Offer Notice. If FIS fails to complete any such sale within one hundred and eighty (180) days following the expiration of the time provided for FNF to elect to purchase the stock, interests, assets, or business involved in the Qualifying

Transfer as set forth in the Offer Notice, FIS shall be required to submit another Offer Notice and comply with the procedures set forth in this Section
7.7 in order to dispose of such stock, interests, assets, or business involved in the Qualifying Transfer.

                           ARTICLE 8. INDEMNIFICATION

Section 8.1 Indemnification by FIS Group.

      Subject to the provisions hereof and during the term of this Agreement as specified in Section 9.14, FIS will, and FIS will cause any member of the FIS Group that receives any Transferred Asset or assumes any Transferred Liability pursuant to the terms of this Agreement or any Ancillary Agreement (and each of their respective successors and assigns) to, jointly and severally indemnify, defend and hold harmless FNF, each member of the FNF Group, each of their respective past and present Representatives, and each of their respective successors and assigns (collectively, the "FNF Indemnified Parties") from and against any and all Indemnifiable Losses incurred or suffered by the FNF Indemnified Parties arising or resulting from the following, whether, except as set forth below, such Indemnifiable Losses arise or accrue prior to, on or following the Effective Date:

      (a) the failure by FIS or any of FIS' Affiliates or any other Person to pay, perform or otherwise promptly discharge any Liabilities or contractual obligations associated with the Transferred Liabilities or the operation of the Transferred Business, whether arising before or after the Distribution Date;

      (b) the operations, liabilities and obligations of the Transferred Business or the operation, liabilities and obligations of other businesses operated by the FIS Group commencing after the Effective Date;

      (c) any guarantee, indemnification obligation, surety bond or other credit support arrangement by FNF or any of its Affiliates for the benefit of FIS, subject to any limitations on liability in such agreement;

      (d) any breach by FIS or any of FIS' Affiliates of this Agreement, the Ancillary Agreements, any other agreement to which any of them is a party, FIS' certificate of incorporation, FIS' by-laws or any law of regulation, subject to any limitations on such liability in such Ancillary Agreements;

      (e) any untrue statement of, or omission to state, a material fact in the FIS Public Filings or the FNF Public Filings to the extent it was required to be included therein and to the extent it was as a result of information that FIS furnished to FNF or which FNF incorporated by reference from the FIS Public Filings, if such statement or omission was made or occurred before the Distribution Date;

      (f) any untrue statement of, or omission to state, a material fact in the IPO Registration Statement or any prospectus related to the IPO, except to the extent the statement was made or omitted in reliance upon information provided to FIS by FNF expressly for use in any registration statement or prospectus or information relating to and provided by any underwriter expressly for use in any registration statement or prospectus; and

      (g) any actions or liability imposed by any Governmental Authorities on the Transferred Business.

Section 8.2 Indemnification by FNF Group.

      Subject to the provisions hereof and during the term of this Agreement as specified in Section 9.14, FNF will, and FNF will cause any member of the FNF Group that transfers any Transferred Asset pursuant to the terms of this Agreement or any Ancillary Agreement (and each of their respective successors and assigns) to, jointly and severally indemnify, defend and hold harmless each member of the FIS Group, each of their respective past and present Representatives, and each of their respective successors and assigns (collectively, the "FIS Indemnified Parties") from and against any and all Indemnifiable Losses incurred or suffered by the FIS Indemnified Parties arising as a result of the Distribution or arising or resulting from the following, whether, except as set forth below, such Indemnifiable Losses arise or accrue prior to, on or following the Effective Date:

      (a) the failure of FNF or any Affiliate of FNF or any other Person or entity to pay, perform or otherwise promptly discharge any liabilities of FNF or its Affiliates other than liabilities associated with the Transferred Liabilities or the operation of the Transferred Business, whether arising before or after the Distribution Date;

      (b) the operations, liabilities, and obligations of FNF and its Affiliates and their respective businesses other than liabilities associated with Transferred Business or the operation, liabilities and obligations of other businesses operated by the FIS Group commencing after the Effective Date;

      (c) any guarantee, indemnification obligation, surety bond or other credit support arrangement by FIS or any of its Affiliates for the benefit of FNF, subject to any limitations on liability in such agreement;

      (d) any breach by FNF or any of its Affiliates of this Agreement, any of the Ancillary Agreements, any other agreement to which any of them is a party, FNF' certificate of incorporation, FNF's by-laws, or any law or regulation, subject to any limitations on such liability in such Ancillary Agreements, FNF' certificate of incorporation or FNF's by-laws;

      (e) any untrue statement of, or omission to state, a material fact in the FIS Public Filings or the FNF Public Filings to the extent it was required to be included therein and to the extent it was as a result of information that FNF furnished to FIS or which FIS incorporated by reference from FNF's Public Filings (other than the IPO Registration Statement or any prospectus related to the IPO);

      (f) any untrue statement of, or omission to state, a material fact contained in the IPO Registration Statement or any prospectus related to the IPO, but only to the extent the untrue statement or omission was made or omitted in reliance upon information provided by FNF expressly for use in any registration statement or prospectus;

      (g) any actions or liability imposed by any Governmental Authorities on the FNF Business; and

      (h) any action or liability arising as a result of the Distribution.

Section 8.3 Claim Procedure.

      (a) Claim Notice. A party that seeks indemnity under this Article 8 (an "Indemnified Party") will give written notice (a "Claim Notice") to the party from whom indemnification is sought (an "Indemnifying Party"), whether the Damages sought arise from matters solely between the parties or from Third Party Claims. The Claim Notice must contain (i) a description and, if known, estimated amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages. No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation hereunder except to the extent of any Damages caused by or arising out of such failure.

      (b) Response to Notice of Claim. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount and, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Indemnified Party; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the parties will resort to the dispute resolution procedures set forth in Section 9.3.

      (c) Contested Claims. In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) Business Days after the receipt of the notice referenced in Section 8.3(b)(ii) hereof, the parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 9.3 hereof. Upon ultimate resolution thereof, the parties will take such actions as are reasonably necessary to comply with such resolution.

      (d) Third Party Claims.

            (i) In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a Person who is not a member of either Group of any claim or the commencement of any Action (collectively, a "Third-Party Claim") with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article 8, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim. Such notification will be given within five (5) Business Days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation hereunder except to the extent of any Damages caused by or arising out of such failure. Within twenty (20) Business Days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party. During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

            (ii) The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third-Party Claim, the reasonable fees and expenses of counsel to the Indemnified Party will be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") will keep the Non-controlling Party reasonably advised of the status of such Third-Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

            (iii) The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability. The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

Section 8.4 Limitations.

      (a) Insurance Proceeds; Third Party Coverage. The amount of any Damages for which indemnification is provided under this Agreement will be net of any amounts actually recovered by the Indemnified Party from any third Person (including, without limitation, amounts actually recovered under insurance policies) with respect to such Damages. Any Indemnifying Party hereunder will be subrogated to the rights of the Indemnified Party upon payment in full of the amount of the relevant indemnifiable Damages. An insurer who would otherwise be obligated to pay any claim will not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any Indemnified Party recovers an amount from a third Person in respect of Damages for which indemnification is provided in this Agreement after the full amount of such indemnifiable Damages has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such indemnifiable Damages and the amount received from the third Person exceeds the remaining unpaid balance of such indemnifiable Damages, then the Indemnified Party will promptly remit to the Indemnifying Party the excess (if any) of (X) the sum of the amount theretofore paid by such Indemnifying Party in respect of such indemnifiable Damages plus the amount received from the third Person in respect thereof, less
(Y) the full amount of such indemnifiable Damages.

      (b) Insurance Coverage Procedures. Notwithstanding anything to the contrary in this Article 8, in the event that a FIS Group member is an Indemnifying Party, the initial presumption will be that there is no insurance coverage for any such Damages, and the Indemnifying Party will, upon request by FNF, fully indemnify, defend and hold harmless the Indemnified Party from and against any and all such Damages. Once the Indemnifying Party has discharged this obligation to the Indemnified Party, the Indemnifying Party may request that the Indemnified Party pursue insurance coverage from one or more insurers in connection with such Damages. If requested, the Indemnified Party will pursue insurance coverage, including, if necessary, the filing of coverage litigation, all of which will be at the Indemnifying Party's sole cost and expense. The Indemnifying Party will pay directly or promptly reimburse the Indemnified Party for all such costs and expenses, as directed by the Indemnified Party. The Indemnified Party will retain full and exclusive control of all such matters (including, without limitation, the settlement of underlying covered claims and/or coverage claims against insurers), and the Indemnified Party will have the right to select counsel with the concurrence of Indemnifying Party, which concurrence will not be withheld unreasonably. The net proceeds of any insurance recovery (after deducting any costs and expenses that have not yet been paid or reimbursed by the Indemnifying Party) will be paid to the Indemnifying Party. At all times, the Indemnifying Party will cooperate with the Indemnified Party's insurers and/or with the Indemnified Party in the pursuit of insurance coverage, as and when reasonably requested to do so by the Indemnified Party. It is not the intent of this Section 8.4(b) to absolve the Indemnifying Party of any responsibility to the Indemnified Party for those Damages in connection with which the Indemnified Party actually secures insurance coverage, but to allocate the costs of pursuing such coverage to the Indemnifying Party and to provide the Indemnified Party with a full, interim indemnity from the Indemnifying Party until such time as the extent of insurance coverage is determined and is obtained. Notwithstanding anything to the contrary in this Section 8.4(b), if the Indemnified Party in its sole discretion determines that it is necessary to do so, the Indemnified Party may pursue insurance coverage for the benefit of Indemnifying Party before the Indemnifying Party has fully discharged its obligations to the Indemnified Party under this Agreement. In such event, the Indemnified Party may unilaterally take any steps it determines are necessary to preserve such insurance coverage, including, by way of example and not by way of limitation, tendering the defense of any claim or suit to an insurer or insurers of the Indemnified Party if the Indemnified Party concludes that such action may be required by the relevant insurance policy or policies. Any such actions by the Indemnified Party will not relieve Indemnifying Party of any of its obligations to the Indemnified Party under this Agreement, including the Indemnifying Party's obligation to pay directly or reimburse the Indemnified Party for costs and expenses.

      (c) Tax Characterization. Any indemnification payment made under this Agreement will be characterized for Tax purposes as a contribution or distribution or payment of an assumed or retained liability, as applicable.


      (d) Parent Payments. Notwithstanding the joint and several indemnification obligations of each Group as set forth in Sections 8.1 and 8.2, the parties agree that the indemnification obligation of any FNF Group member or FIS Group member, as applicable, for Damages will be satisfied by a direct payment from FNF or FIS, as applicable, to the other party irrespective of which Group member is found liable for Damages.

      (e) Other Agreements. Notwithstanding anything to the contrary in Section
8.1 or Section 8.2, (i) indemnification with respect to Taxes shall be governed exclusively by the Tax Disaffiliation Agreement, (ii) to the extent the Intellectual Property Cross License Agreement specifically provides indemnification with respect to Third-Party Claims for infringement of Intellectual Property rights, the Intellectual Property Cross License Agreement shall govern with respect to that indemnification, and (iii) to the extent the Employee Matters Agreement specifically provides indemnification with respect to certain employee-related Transferred Liabilities, the Employee Matters Agreement shall govern with respect to that indemnification. To the extent indemnification is not provided in such Ancillary Agreements, the terms of this Agreement shall govern.

      (f) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY OR ANY OF ITS GROUP MEMBERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY AN INDEMNIFIED PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER OR THEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON WHO IS NOT A MEMBER OF EITHER GROUP IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE

DIRECT DAMAGES AND NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 8.4(f).

                            ARTICLE 9. MISCELLANEOUS

Section 9.1 Governing Law.

      The internal laws of the State of Florida (without reference to its principles of conflicts of law) govern the construction, interpretation and other matters arising out of or in connection with this Agreement (including, for the avoidance of doubt, those claims or disputes referenced in Section 9.3(f)) and, unless expressly provided therein, each Ancillary Agreement, and each of the exhibits and schedules hereto and thereto (whether arising in contract, tort, equity or otherwise).

Section 9.2 Jurisdiction.

      Subject to Section 9.3, if any Dispute arises out of or in connection with this Agreement or any Ancillary Agreement, except as expressly contemplated by another provision of this Agreement or any Ancillary Agreement, the parties irrevocably (and the parties will cause each other member of their respective Group to irrevocably) (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Duval County, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient, and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

Section 9.3 Dispute Resolution.

      (a) Amicable Resolution. FNF and FIS mutually desire that friendly collaboration will continue between them. Accordingly, they will try, and they will cause their respective Group members to try, to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement or any Ancillary Agreement, including any amendments hereto or thereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between any FNF Group member and any FIS Group member as to the interpretation of any provision of this Agreement or any Ancillary Agreement executed in connection herewith or therewith (or the performance of obligations hereunder or thereunder), then unless otherwise provided in any Ancillary Agreement, the matter, upon written request of either party, will be referred for resolution to a steering committee established pursuant to this Section 9.3(a) (the "Steering Committee"). The Steering Committee will have two members, one of whom will be appointed by FNF and the other of whom will be appointed by FIS, and each of whom shall be a senior executive of the party appointing them. Each of FNF and FIS will use its good faith efforts to avoid replacing the initial members of the Steering Committee for the first year after the Effective Date. Thereafter, FNF and FIS will, to the extent practicable, honor the other party's reasonable objections to any replacements of Steering Committee members. The Steering Committee will make a good faith effort to promptly resolve all Disputes referred to it. Steering Committee decisions will be unanimous and will be binding on FNF and FIS. If the Steering Committee does not agree to a resolution of a Dispute within fifteen (15) days after the reference of the matter to it, the Dispute will be referred to the Presidents of FNF and of FIS. If the Presidents do not agree to a resolution of the Dispute within fifteen (15) days after the reference of the matter to them, then the parties will be free to exercise the remedies available to it under applicable law, subject to Sections 9.3(b) and 9.3(c). Notwithstanding anything to the contrary in this Article 9, any amendment to the terms of this Agreement or any Ancillary Agreement may only be effected in accordance with Section 9.10.

      (b) Mediation. In the event any Dispute cannot be resolved in a friendly manner as set forth in Section 9.3(a), the parties intend that such Dispute be resolved by mediation. If the Steering Committee is unable to resolve the Dispute as contemplated by Section 9.3(a), either FNF or FIS may demand mediation of the Dispute by written notice to the other in which case the two parties will select a mediator within ten (10) days after the demand. Neither party may unreasonably withhold consent to the selection of the mediator. Each of FNF and FIS will bear its own costs of mediation but both parties will share the costs of the mediator equally.

      (c) Arbitration. In the event that the Dispute is not resolved in a friendly manner as set forth in Section 9.3(a) or through mediation pursuant to
Section 9.3(b), the latter within thirty (30) days of the submission of the Dispute to mediation, either party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 9.3(c). All Disputes submitted to arbitration pursuant to this Section 9.3(c) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the Arbitrator (or any place agreed to by the parties and the Arbitrator). The arbitration shall be by a single qualified Arbitrators experienced in the matters at issue, such Arbitrator to be mutually agreed upon by FNF and FIS. If the parties fail to agree on an Arbitrator within thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the Arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration as to matters submitted and may be enforced by any party to the Dispute in any court having jurisdiction over the subject matter or over any of the parties. The parties agree that the length of time to be provided in any arbitration action to conduct discovery shall be limited to ninety (90) days, the length of time to conduct the arbitration hearing shall be limited to ten (10) days (with each party having equal time) and that the Arbitrator shall be required to render his or her decision within thirty (30) days of the completion of the arbitration hearing. All costs and expenses incurred by the Arbitrator shall be shared equally by the parties. Each party shall bear its own costs and expenses in connection with any such arbitration proceeding. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

      (d) Non-Exclusive Remedy.

            (i) Nothing in this Section 9.3 will prevent either FNF or FIS from commencing formal litigation proceedings or seeking injunctive or similar relief if any delay resulting from efforts to mediate such Dispute could result in serious and irreparable injury to either FNF, FIS or any member of either party's Group.

            (ii) Nothing in this Section 9.3 will prevent either FNF or FIS from immediately seeking injunctive or interim relief in the event of any actual or threatened breach of any confidentiality provisions of this Agreement. If an arbitral tribunal has not been appointed with respect to any Dispute at the time of such actual or threatened breach, then either party may seek such injunctive or interim relief from any court with jurisdiction over the matter. If an arbitral tribunal has been appointed with respect to any Dispute at the time of such actual or threatened breach, then the parties agree to submit to the jurisdiction of the state and federal courts of Delaware, pursuant to Section 9.2, with respect to such matter.

      (e) Commencement of Dispute Resolution Procedure. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, FNF and FIS are the only members of their respective Group entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to Section 8.3, this
Section 9.3 or otherwise, and each party will cause its respective Group members not to commence any dispute resolution procedure other than through such party as provided in this Section 9.3(d).

Section 9.4 Notices.

      Each party giving any notice required or permitted under this Agreement or any Ancillary Agreement will give the notice in writing and use one of the following methods of delivery to the party to be notified, at the address set forth below or another address of which the sending party has been notified in accordance with this Section 9.4: (a) personal delivery; (b) facsimile or telecopy transmission with a reasonable method of confirming transmission; (c) commercial overnight courier with a reasonable method of confirming delivery; or
(d) pre-paid, United States of America certified or registered mail, return receipt requested. Notice to a party is effective for purposes of this Agreement or any Ancillary Agreement only if given as provided in this Section 9.4 and will be deemed given on the date that the intended addressee actually receives the notice.

If to FNF, to

      Fidelity National Financial, Inc.
      Attention: General Counsel
      601 Riverside Avenue
      Jacksonville, FL, 32201
      Telephone:  904.854.8152

If to FIS, to:

      Fidelity National Information Services, Inc.
      Attention: General Counsel
      601 Riverside Avenue
      Jacksonville, FL, 32201
      Telephone:  904.854.8100

Section 9.5 Binding Effect and Assignment.

      This Agreement and each Ancillary Agreement binds and benefits the parties and their respective successors and assigns. Notwithstanding anything in Section
6.8 to the contrary, neither party may assign any of its rights or delegate any of its obligations under this Agreement or any Ancillary Agreement without the written consent of the other party which consent may be withheld in such party's sole and absolute discretion and any assignment or attempted assignment in violation of the foregoing will be null and void. Notwithstanding the preceding sentence, either party may assign this Agreement and any Ancillary Agreement in connection with a merger transaction in which such party is not the surviving entity or the sale of all or substantially all of its assets.

Section 9.6 Severability.

      If any provision of this Agreement or any Ancillary Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement or such Ancillary Agreement, as the case may be, shall remain in full force, if the essential terms and conditions of this Agreement or such Ancillary Agreement, as the case may be, for each party remain valid, binding and enforceable.

Section 9.7 Entire Agreement.

      This Agreement, together with the Ancillary Agreements and each of the exhibits and schedules appended hereto and thereto, constitutes the final agreement between the parties, and is the complete and exclusive statement of the parties' agreement on the matters contained herein and therein. All prior and contemporaneous negotiations and agreements between the parties with respect to the matters contained herein and therein are superseded by this Agreement and the Ancillary Agreements, as applicable. In the event of any conflict between any provision in this Agreement and any provision in any Ancillary Agreement, on the other hand, pertaining to the subject matter of such Ancillary Agreement, the specific provisions in such Ancillary Agreement will control over the provisions in this Agreement.

Section 9.8 Counterparts.

      The parties may execute this Agreement and any Ancillary Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. The signatures of both parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party's signature is as effective as signing and delivering the counterpart in person.

Section 9.9 Expenses.

      Except as otherwise set forth herein or in any Ancillary Agreement, each of FIS and FNF shall be responsible for its own costs (including third party costs) incurred in connection with this Agreement, provided, however, that (i) FIS shall be responsible for, and shall pay as incurred or due, all costs, fees and expenses relating to the IPO, including any underwriting discounts and commissions, and any printing and accounting out-of-pocket costs, and all out-of-pocket costs and expenses for any financial or legal advisors, whether retained by FIS or FNF and (ii) FNF will be responsible for, and shall pay as incurred or due, all out-of-pocket costs, fees and expenses relating to the Distribution. Responsibility for payment of costs, fees and expenses relating to the Contribution will be agreed to by the parties, including as set forth in any Ancillary Agreement.

Section 9.10 Amendment.

      (a) The parties may amend this Agreement or any Ancillary Agreement only by a written agreement signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement or such Ancillary Agreement, as applicable.

      (b) Any such amendment of this Agreement or any Ancillary Agreement shall, before effectiveness, be first approved by a majority of the disinterested directors of each of FNF and FIS.

Section 9.11 Waiver.

      The parties may waive a provision of this Agreement or an Ancillary Agreement only by a writing signed by the party intended to be bound by the waiver. A party is not prevented from enforcing any right, remedy or condition in the party's favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a party's rights and remedies in this Agreement or any Ancillary Agreement is not intended to be exclusive, and a party's rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

Section 9.12 Authority.

      Each of the parties represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is a party, (b) the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this

Agreement and each of the Ancillary Agreements to which it is a party, and (d) this Agreement and each of the Ancillary Agreements to which it is a party is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

Section 9.13 Construction of Agreement.

      (a) Where this Agreement or any Ancillary Agreement states that a party "will" or "shall" perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement or such Ancillary Agreement, as applicable.

      (b) Wherever any provision of the Agreement is in direct conflict with any provision of an Ancillary Agreement, the parties agree that the provisions of the Ancillary Agreement shall be binding on the parties; provided, however, that
Section 7.7 hereof shall take precedence over any section in any Ancillary Agreement that purports to contravene, prohibit or limit such section or the operation thereof.

      (c) The captions, titles and headings, and table of contents, included in this Agreement and the Ancillary Agreements are for convenience only, and do not affect this Agreement's or such Ancillary Agreements' construction or interpretation. When a reference is made in this Agreement or any Ancillary Agreement to an Article or a Section, exhibit or schedule, such reference will be to an Article or Section of, or an exhibit or schedule to, this Agreement unless otherwise indicated.

      (d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any party under any rule of construction, and no party shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

      (e) This Agreement and the Ancillary Agreements are for the sole benefit of the parties hereto and their respective Group members and, except for the indemnification rights of the FNF Indemnified Parties and the FIS Indemnified Parties under this Agreement or as expressly provided in any Ancillary Agreement, do not, and are not intended to, confer any rights or remedies in favor of any Person (including any employee or stockholder of FNF or FIS) other than the parties signing this Agreement and their respective Group members.

      (f) The words "including," "includes," or "include" are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as "without limitation" or "but not limited to" are used in each instance.

      (g) For purposes of this Agreement, after the Effective Date the Transferred Business will be deemed to be the business of FIS and the FIS Group, and all references made in this


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

Agreement to FIS as a party which operates as of a time following the Effective Date, will be deemed to refer to all members of the FIS Group as a single party where appropriate.

      (h) Unless otherwise expressly specified in an Ancillary Agreement, all references in this Agreement or any Ancillary Agreement to "dollars" or "$" means United States Dollars. If any payment required to be made hereunder is denominated in a currency other than United States Dollars, such payment will be made in United States Dollars and the amount thereof will be computed using FNF's P&L rate for the current month.

      (i) Any reference in this Agreement or any Ancillary Agreement to a "member" of a Group means a party to this Agreement or another Person referred to in the definition of FIS Group or FNF Group, as applicable.

Section 9.14 Term and Termination.

      (a) This Agreement shall terminate at the Distribution Date, provided, however, that (A) the provisions of Article 6 shall survive any termination of this Agreement for a period of seven (7) years; (B) the provisions of Sections
7.1 and 7.3(f) shall survive any termination of this Agreement for a period of four (4) years; (C) the provisions of Section 7.7 shall survive any termination of this Agreement for the period of the applicability of such Section 7.7 as set forth therein; (D) the provisions of Article 8 shall survive any termination of this Agreement for a period of eighteen (18) months; and (E) Article 9 shall survive any termination of this Agreement for the period of survival of any other Section or Article of this Agreement.

      (b) This Agreement may be terminated by either FNF or FIS at any time prior to the effectiveness of the IPO Registration Statement. After the date of the effectiveness of the IPO Registration Statement, this Agreement may only be terminated with the mutual consent of both FNF and FIS.

Section 9.15 Limitation on Damages.

      EXCEPT TO THE EXTENT OF ANY INDEMNIFICATION OBLIGATIONS HEREUNDER, BUT NOT WITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY OR ANY OF ITS GROUP MEMBERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES, OR INJURIES ARISING OUT OF THE CONDUCT OF SUCH PARTY PURSUANT TO THIS AGREEMENT.



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      In witness whereof, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above.

                                          Fidelity National Financial, Inc.


                                          ---------------------------------

                                          By:
                                              -----------------------------

                                          Title:
                                                 --------------------------




                                          Fidelity National Information
                                          Services, Inc.


                                          ---------------------------------

                                          By:
                                              -----------------------------

                                          Title:
                                                 --------------------------



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